UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

(Amendment No. 3)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Future FinTech Group Inc.
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PRELIMINARY PROXY STATEMENT	DATED January 13, 2020

LETTER FROM THE CHIEF EXECUTIVE OFFICE

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Future FinTech Group Inc., a Florida corporation (the “Company” or “Future FinTech”), which will be held at our principal executive offices, located at 23F, China Development Bank Tower, No.2, Gaoxin 1st Road, Xi’an, Shaanxi, China, on Monday, February 17th, 2020, at 10:00 A.M., local time.

The Notice of Special Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the special meeting. Our directors and officers will be present to respond to appropriate questions from shareholders. A shareholder must complete the attached proxy card or be present in person to vote at the meeting.

Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote by returning the proxy card in the enclosed postage-prepaid envelope. This will ensure that your shares will be represented and voted at the meeting, even if you do not attend. If you attend the meeting, you may revoke your proxy and personally cast your vote. Attendance at the meeting does not of itself revoke your proxy.

By Order of the Board of Directors,

/s/ Yongke Xue
Yongke Xue
Chief Executive Officer
[●], 2020 Xi’an, China

FUTURE FINTECH GROUP INC.

23F, China Development Bank Tower,

No. 2 Gaoxin 1st Road

Xi’an, Shaanxi, China 710075

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held on Monday, February 17th, 2020

NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of the shareholders of Future FinTech Group Inc., a Florida corporation (the “Company” or “Future FinTech”), will be held at our principal executive offices, located at 23F, China Development Bank Tower, No.2, Gaoxin 1st Road, Xi’an, Shaanxi, China, on Monday, February 17, 2020, at 10:00 A.M., local time, for the following purposes, as set forth in the attached Proxy Statement:

(1)	To approve the sale of the Company’s subsidiary, HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”), to New Continent International Co., Ltd., a company incorporated in the British Virgin Islands (the “Sale Transaction”);

(2)	To adopt and approve the Future FinTech Group Inc. 2019 Omnibus Equity Plan; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) and the Company’s management has fixed the close of business on January 17, 2020 as the record date for determining the shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment and postponements thereof (the “Record Date”).

After careful consideration, the Board of Directors recommends a vote IN FAVOR OF the Sale Transaction, and a vote IN FAVOR OF the adoption of the Future FinTech Group Inc. 2019 Omnibus Equity Plan.

Shareholders are cordially invited to attend the Special Meeting in person. Whether you plan to attend the Special Meeting or not, please complete, sign and date the enclosed Proxy Card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Special Meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting. YOUR VOTE IS VERY IMPORTANT.

By Order of the Board of Directors

/s/ Yongke Xue
Yongke Xue
Chief Executive Officer
[●], 2020
Xi’an, China

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the Special Meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such bank, broker or other nominee, which is considered the shareholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. Your broker or other agent cannot vote on the Sale Transaction and other discretionary matters without your instructions.

If you are a shareholder of record and fail to return your proxy card to us or vote by ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a shareholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain from the record holder a valid “legal” proxy issued in your name in order to vote in person at the Special Meeting.

We encourage you to read the accompanying proxy statement carefully and in its entirety, as well as the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. If you have any questions concerning any of the proposals to be voted upon at the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact the Company’s Corporate Secretary at 23F, China Development Bank Tower, No.2, Gaoxin 1st Road, Xi’an, Shaanxi, China, 710075, or call 86-29-8187-8827.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

Future FinTech Group Inc.

Date:	[●], 2020	By:	/s/ Yongke Xue
		Name:	Yongke Xue
		Title:	Chief Executive Officer

ANNEXES

Annex A	Future FinTech Group Inc. 2019 Omnibus Equity Plan

EXHIBITS

Exhibit 1	Share Transfer Agreement by and between SkyPeople Foods Holdings Limited and New Continent International Co., Ltd. dated September 18, 2019, incorporated by reference to Exhibit 10.1 of the Form 8-K filed on September 23, 2019.
Exhibit 2	Assets Evaluation Qualification Certificate of Shanxi Delixin Assets Evaluation Co., Ltd. and its English Translation.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following are answers to some questions that you, as a shareholder of Future FinTech, may have regarding the Sale Transaction and the other matters being considered at the Special Meeting. We urge you to read carefully the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Sale Transaction, the Amendment and the other matters being considered at the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	The board of directors of Future FinTech is soliciting your proxy to vote at the Special Meeting because you owned shares of Future FinTech common stock at the close of business on January 17, 2020, the “Record Date” for the Special Meeting, and are therefore entitled to vote at the Special Meeting. This proxy statement, along with a proxy card or a voting instruction card, is being mailed to shareholders on or about January [●], 2020. Future FinTech has made these materials available to you on the Internet, and Future FinTech has delivered printed proxy materials to you or sent them to you by e-mail. This proxy statement summarizes the information that you need to know in order to cast your vote at the Special Meeting. You do not need to attend the Special Meeting in person to vote your shares of Future FinTech common stock.

Q:	When and where will the Special Meeting be held?

A:	The Special Meeting will be held at 10:00 a.m., local time, on Monday, February 17, 2020, at the Company’s offices at 23F, China Development Bank Tower, No.2, Gaoxin 1st Road, Xi’an, Shaanxi, China, 710075.

Q:	On what matters will I be voting?

A:	Future FinTech’s shareholders are being asked to consider and vote upon the following proposals:

(1)	To approve the sale of the Company’s subsidiary, HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”) to New Continent International Co., Ltd. (the “Sale Transaction”);

(2)	To adopt and approve the Future FinTech Group Inc. 2019 Omnibus Equity Plan; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Future FinTech’s shareholders may also be asked to consider and vote upon a proposal to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, Future FinTech would not have been authorized to consummate the Sale Transaction. Future FinTech will hold the Special Meeting to consider and vote upon these proposals. This proxy statement contains important information about matters to be acted upon at the Special Meeting. Shareholders should read it carefully. The vote of shareholders is important.

In order to complete the Sale Transaction, Future FinTech shareholders must vote to approve the Sale Transaction, and all other requirements of the Company to complete the Sale Transaction must be fulfilled.

Q:	What are the material terms of the Sale Transaction?

A:	Pursuant to the terms of the Sale Transaction Agreements, New Continent will acquire all outstanding shares of HeDeTang HK, a subsidiary of the Company, and with it all of the Company’s fruit juice processing business. The cash consideration that New Continent will pay or cause to be paid in connection with the Sale Transaction is RMB 600,000, or approximately US$85,714. See the section of this proxy statement entitled “Proposal 1—Sale Transaction of HeDeTang Holdings.”

Q:	Why is Future FinTech proposing the Sale Transaction?

A:	HeDeTang HK is a wholly owned subsidiary of SkyPeople Foods Holdings Limited (BVI) (“SkyPeople BVI”). SkyPeodple BVI is a wholly owned subsidiary of the Company. HeDeTang HK’s 73.41% owned subsidiary SkyPeople Juice Group Co., Ltd., (“SkyPeople China”) and wholly owned subsidiary HeDeJiaChuan Holdings Co., Ltd. (“HeDeJiaChuan”, referred to collectively with SkyPeople China and HeDeTang HK as “HeDeTang HK and its subsidiaries”) own and operate the fruit juice manufacturing and distribution business of the Company. On August 29, 2017, the Board approved a spin-off of the Company’s wholly-owned subsidiaries, SkyPeople BVI and FullMart Holdings Limited (BVI) (“FullMart”), through a pro rata distribution of the ordinary shares of each of SkyPeople BVI and FullMart to holders of the Company’s common stock (the “Spin-Off”). On March 13, 2018, the Company held a Special Meeting of Shareholders, and the Spin-Off was approved by the shareholders of the Company, subject to the completion of certain conditions including, among others, the issuance of additional shares of ordinary stock of each of SkyPeople BVI and FullMart to Future FinTech and the filing and effectiveness of Form 10 registration statements for each of SkyPeople BVI and FullMart. Due to the time and cost of preparing the audited financial statements for SkyPeople BVI and FullMart for Form 10 registration statements and the change of the auditor of the Company in early 2019, the Spin-Off was not completed as of September 2019.

On September 4, 2019, the Company received written notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company did not meet the requirement of maintaining a minimum of $2,500,000 in stockholders’ equity for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(1), and that additionally the Company did not meet the alternative of market value of listed securities of $35 million under NASDAQ Listing Rule 5550(b)(2) or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years under NASDAQ Listing Rule 5550(b)(3), and that accordingly the Company was no longer in compliance with the NASDAQ Listing Rules. The NASDAQ notification letter provided the Company until September 18, 2019 to submit a plan to regain compliance. If the plan is accepted, NASDAQ can grant the Company an extension up to 180 calendar days from the date of the NASDAQ letter to demonstrate compliance.

Since 2015, due to the cost increase for raw materials, labor and environmental compliance as well as the slow-down of market growth and increased price competition in China, the revenue and net income from the Company’s fruit juice business has decreased significantly and our fixed assets usage rate has been at a very low level. In the meantime, Chinese banks have implemented a de-leveraging policy and been aggressively collecting outstanding loans. Furthermore, the Company’s new construction projects and facilities for fruit juice business could not be completed on schedule due to lack of funding and environmental control issues. This has resulted in the Company’s fruit juice business having a large amount of liabilities and bad assets, i.e. the business of HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”) and its operating subsidiaries in China. For fiscal year 2018, the Company had asset impairment of $148 million for HeDeTang HK and its subsidiaries, which has caused the shareholders’ equity of the Company in its consolidated financial statements to be reduced to negative $86.70 million, failing to meet the minimum $2.5 million shareholders’ equity requirement for continued listing on the NASDAQ Capital Market. After considering the continued listing requirements, timeline, and related costs as well as the difficulty of the operation conditions for fruit juice businesses, our Board reviewed the options and approved the Sale Transaction on September 17, 2019, with the intent of divesting the fruit juice business so that the Company can meet the shareholders equity requirement to regain compliance with NASDAQ and the Company’s management can better focus on the Company’s new business lines and growth strategies.  Additionally, our Board believes that the Sale Transaction will allow Future FinTech’s results of operations to not be as negatively affected by the adverse market conditions currently being experienced by the asset-heavy fruit juice manufacturing operations of HeDeTang HK and its subsidiaries in China. On September 18, 2019, the Company submitted its compliance plan to NASDAQ, indicating it plans to complete the Sale Transaction subject to shareholder approval, so that the shareholders’ equity of the Company will be more than $2.5 million, so as to regain compliance with NASDAQ Rules. On December 17, 2019, NASDAQ granted the Company an extension to obtain shareholder approval and complete the sale of HeDeTang HK on or before February 28, 2020.

Q:	What effects will the Sale Transaction have on Future FinTech?

A:	If the Sale Transaction is completed, Future FinTech will no longer own HeDeTang and will no longer operate its fruit juice business. Future FinTech will receive the proceeds of the Sale Transaction and will continue to operate its e-commerce business.

Q:	Will any of the proceeds from the Sale Transaction be distributed to me as a stockholder?

A:	No. Stockholders will not receive any direct proceeds of the Sale Transaction. All of the proceeds from the Sale Transaction will be paid to the Company.

Q:	What will happen to my shares in Future FinTech if the Sale Transaction is completed?

A:	Nothing. The completion of the Sale Transaction will not affect your shares of Future FinTech common stock. You will continue to hold those shares you held immediately prior to the Sale Transaction.

Q:	Are there risks associated with the Sale Transaction that I should consider in deciding how to vote?

A:	Yes. There are a number of risks related to the Sale Transaction, that are discussed in this proxy statement. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 14 of this proxy statement.

Q.	What happens if the Sale Transaction is not approved?

A.	If the Sale Transaction is not approved, the Sale Transaction will not be consummated and the subsidiary subject to the rejected Sale Transaction will remain a wholly-owned subsidiary of Future FinTech. Due to the large liability of HeDeTang HK and its subsidiaries, the Company will not be able to meet its compliance plan and the continued listing requirements of NASDAQ, and will face delisting by NASDAQ.

Q:	How does Future FinTech’s board of directors recommend that I vote on the proposals to be voted upon at the Special Meeting?

A:	The Future FinTech board of directors recommends that Future FinTech shareholders vote or give instruction to vote:

●	“FOR” the Sale Transaction proposal; and

●	“FOR” the adoption of the Future FinTech Group Inc. 2019 Omnibus Equity Plan.

You should read “The Sale Transaction — Recommendation of Future FinTech’s Board of Directors and Reasons for the Sale Transaction” beginning on page 28 for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the sale proposal.

Q:	How do I vote?

A:	After you have carefully read this proxy statement and have decided how you wish to vote your shares of Future FinTech common stock, please vote your shares promptly.

Shareholders of Record

If your shares of Future FinTech common stock are registered directly in your name with Future FinTech’s transfer agent, Continental Stock Transfer & Trust Company, you are the shareholder of record of those shares and these proxy materials have been mailed to you by the Company. You may vote your shares by mail or in person at the Special Meeting. Your vote authorizes Yongke Xue, Chief Executive Officer of the Company, and Jing Chen, Chief Financial Officer of the Company, as your proxy, with the power to appoint his substitute, to represent and vote your shares as you directed.

Beneficial Owners

If your shares of Future FinTech common stock are held in a stock brokerage account, by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or nominee that is considered the holder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote your shares signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. Please note that you may not vote shares held in street name by returning a proxy card directly to Future FinTech or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. Further, brokers, banks and nominees who hold shares of Future FinTech common stock on your behalf may not give a proxy to Future FinTech to vote those shares without specific instructions from you.

For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below entitled “If I am a beneficial owner of shares of Future FinTech common stock, what happens if I don’t provide voting instructions? What is discretionary voting?”

Q:	What vote is required to approve each proposal?

A:	The approval of each of the proposals requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on that proposal.

Q:	How many votes do I and others have?

A:	You are entitled to one vote for each share of Future FinTech common stock that you held as of the Record Date. At the close of business on January [●], 2020, we had [●] shares of common stock outstanding. We expect approximately the same number of shares to be outstanding as of the record date.

Q:	How will our directors and executive officers vote on the proposals at the Special Meeting?

A:	At the close of business on January [●], 2020, the directors and executive officers of Future FinTech as a group owned and were entitled to vote [●] shares of the common stock of the Company including shares owned by the son of our Chairman and Chief Executive Officer, representing approximately [●%] of the outstanding shares of Future FinTech common stock on that date. Future FinTech expects that its directors and executive officers will vote their shares in favor of the each of the proposals to be presented at the Special Meeting, but none of the Company’s directors or executive officers has entered into any agreement obligating any of them to do so.

Q:	How many shares must be present to hold the Special Meeting?

A:	A majority of the shares of our common stock issued and outstanding and entitled to vote must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes (discussed further below) are counted as present for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Special Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	If I am a beneficial owner of shares of Future FinTech common stock, what happens if I don’t provide voting instructions? What is discretionary voting?

A:	If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power and has not received instructions from the beneficial owner.

Under applicable regulations, if a broker holds shares on your behalf, and you do not instruct your broker how to vote those shares on a matter considered “routine,” the broker may generally vote your shares for you. A “broker non-vote” occurs when a broker has not received voting instructions from you on a “non-routine” matter, in which case the broker does not have authority to vote your shares with respect to such matter. Unless you provide voting instructions to a broker holding shares on your behalf, your broker may no longer use discretionary authority to vote your shares on any of the matters to be considered at the Special Meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote can be counted.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the Future FinTech common stock represented by your proxy will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of four ways:

●	you can grant a new, valid proxy bearing a later date;

●	you can send a signed notice of revocation;

●	if you are a holder of record, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given; or

●	if your shares of Future FinTech common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Corporate Secretary of Future FinTech, as specified in this proxy statement, no later than the beginning of the Special Meeting. If your shares are held in street name by your broker, bank or nominee, you should contact them to change your vote.

Q:	Do I need identification to attend the Special Meeting in person?

A:	Yes. Please bring proper identification, together with proof that you are a record owner of shares of Future FinTech common stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned shares of Future FinTech common stock on the record date. Acceptable proof of ownership is either (a) a letter from your broker stating that you beneficially owned Future FinTech stock on the Record Date or (b) an account statement showing that you beneficially owned Future FinTech stock on the Record Date.

Q:	Are Future FinTech shareholders entitled to appraisal rights?

A:	No. Future FinTech shareholders do not have appraisal rights in connection with the Sale Transaction under the Florida Business Corporation Act.

Q:	What do I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement, proxy cards and/or voting instruction forms. This can occur if you hold your shares of common stock in more than one brokerage account, if you hold shares directly as a record holder and also in street name, or otherwise through a nominee, and in certain other circumstances. If you receive more than one set of voting materials, each should be voted and/or returned separately in order to ensure that all of your shares of common stock are voted.

Q:	If I am a Future FinTech shareholder, should I send in my Future FinTech stock certificates with my proxy card?

A:	No. Please DO NOT send your Future FinTech stock certificates with your proxy card.

Q:	Will I be subject to any taxes as a result of the Sale Transaction?

A:	No. The Sale Transaction will not generally be taxable to the stockholders of the Company. The tax consequences to you will depend on your own situation. Please consult your tax advisors as to the specific tax consequences to you of the Sale Transaction, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws in light of your particular circumstances.

Q:	When do you expect the Sale Transaction to be completed?

A:	We are working to complete the Sale Transaction as quickly as possible, and we expect to complete all transactions in the first quarter of 2020. However, Future FinTech cannot assure you when or if the Sale Transaction will occur. The Sale Transaction is subject to shareholder approval and other conditions, and it is possible that factors outside the control of Future FinTech could result in the Sale Transaction being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Sale Transaction.

Q:	Whom should I call with questions about the Special Meeting, the Sale Transaction or any of the other proposals to be presented at the Special Meeting?

A:	Future FinTech shareholders should call the Corporate Secretary at 86-29-8187-8827 with any questions.

Q:	What material negative factors did the Board of Future FinTech consider in connection with the Sale Transaction?

A:	The Board of Future FinTech views the Sale Transaction as the best option currently available to the Company to meet the continued listing requirements of NASDAQ in a timely manner and allow the Company’s results of operations to not be as negatively affected by the adverse market conditions currently being experienced by the asset-heavy manufacturing operation and large liabilities of its fruit juice business. Upon deliberation, the Board determined that the potential positive value of the successful completion of the Sale Transaction distinctly outweighs any negative factor. If the Sale Transaction is completed, Future FinTech will remain an independent public company, it will meet NASDAQ’s shareholders equity requirement, and it will continue to file periodic reports with the SEC. In addition, if the Sale Transaction is not completed, Future FinTech expects that management will operate the business in a manner similar to that in which it is being operated today and that Future FinTech’s shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, non-compliance with the NASDAQ continued listing requirements, NASDAQ delisting, and the risks related to the highly competitive industry in which Future FinTech operates, and the adverse economic conditions it faces.

The primary negative consequence of the transaction that Future FinTech’s Board considered was that the transaction could result in Future FinTech’s common stock being delisted from NASDAQ and moved to the OTC Markets if Future FinTech fails to meet NASDAQ’s continued listing requirements.

Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 14 of this proxy statement.

FORWARD-LOOKING STATEMENTS

This proxy statement, including information incorporated by reference into this proxy statement, includes forward-looking statements regarding, among other things, Future FinTech’s plans, strategies and prospects, both business and financial. Although Future FinTech believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Future FinTech cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in Future FinTech’s filings with the SEC. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “believe”, “expect”, “anticipate”, “should”, “planned”, “will”, “may”, “intend”, “estimated”, “aim”, “on track”, “target”, “opportunity”, “tentative”, “positioning”, “designed”, “create”, “predict”, “project”, “seek”, “would”, “could”, “continue”, “ongoing”, “upside”, “increases” and “potential”, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

●	the number and percentage of our public shareholders voting against the Sale Transaction and the other proposals described herein;

●	the ability to maintain the listing of Future FinTech’s common stock on NASDAQ following the consummation of the Sale Transaction;

●	changes adversely affecting the businesses in which Future FinTech is engaged;

●	management of growth;

●	general economic conditions;

●	business strategies and plans of Future FinTech;

●	the result of future financing efforts; and

●	and the other factors summarized under the section entitled “Risk Factors”.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. All forward-looking statements included herein attributable to Future FinTech or any person acting on any party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Future FinTech undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before a shareholder grants its proxy or instructs how its vote should be cast or vote on the proposals described herein, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect Future FinTech.

SUMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, including the Sale Transaction, you should read this entire document carefully, including the 2019 Future FinTech Equity Plan attached as Annex A and the Share Transfer Agreement incorporated by reference as Exhibit 1 to this proxy statement.

References to “Future FinTech” are references to Future FinTech Group Inc. References to “HeDeTang HK” or “HeDeTang” are references to HeDeTang Holdings (HK) Ltd. References to “we” or “our” and other first person references in this proxy statement refer to Future FinTech or HeDeTang, as the case may be, before completion of the Sale Transaction.

The Company

Future FinTech Group Inc.

We are a holding company incorporated under the laws of the State of Florida. We have three direct wholly-owned subsidiaries: DigiPay FinTech Limited (“DigiPay,” formerly known as Belkin Foods Holdings Group Limited, which changed its name on January 4, 2018), a company incorporated under the laws of the British Virgin Islands, Digital Online Marketing Limited (“Digital Online”) (formerly known as FullMart Holding Limited, which changed its name on January 5, 2018), a company organized under the laws of the British Virgin Islands, and SkyPeople Foods Holding Limited (“SkyPeople BVI”), a company organized under the laws of the British Virgin Islands.

SkyPeople BVI holds 100% of the equity interest of HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”), a company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), and HeDeTang HK holds 73.41% of the equity interest of SkyPeople Juice Group Co., Ltd., (“SkyPeople (China)”), a company incorporated under the laws of the PRC. SkyPeople (China) has eleven subsidiaries, all limited liability companies organized under the laws of the PRC: (i) Shaanxi Qiyiwangguo Modern Organic Agriculture Co., Ltd. (“Shaanxi Qiyiwangguo”); (ii) Huludao Wonder Fruit Co., Ltd. (“Huludao Wonder”); (iii) Yingkou Trusty Fruits Co., Ltd. (“Yingkou”); (iv) Hedetang Foods Industry (Yidu) Co. Ltd. (“Food Industry Yidu”); (v) Shaanxi Heying Trading Co. Ltd (“Shaanxi Heying”); (vi) Hedetang Agricultural Plantation (Yidu) Co. Ltd. (“Agricultural Plantation Yidu”); (vii) Xi’an Hedetang Nutritious Food Research Institute Co., Ltd. (“Hedetang Reseach”); (viii) Xi’an Cornucopia International Co., Ltd. (“Xi’an Cornucopia”); (ix) Xi’an Hedetang E-commerce Co. Ltd. (“Hedetang E-commerce”), which was dissolved on January 17, 2019; (x) Hedetang Foods Industry (Zhouzhi) Co. Ltd (“Foods Industry Zhouzhi”); and (xi) Hedetang Foods Industry (Jingyang) Co. Ltd. (“Foods Industry (Jingyang”). Shenzhen TianShunDa Equity Investment Fund Management Co., Ltd. (the “TSD”), a limited liability corporation registered in China, holds another 26.36% of the equity interest of SkyPeople (China). HeDeTang Holdings (HK) also holds 100% of the equity interest of HeDeJiaChuan Holding Group Co. Ltd. (“HeDeJiaChuan Holding”), a company incorporated under the laws of the PRC. HeDeJiaChuan Foods Xi’an has three subsidiaries: (i) SkyPeople (Suizhong) Fruit and Vegetable Products Co., Ltd (“SkyPeople Suizhong”); (ii) HedeJiachuan Foods (Yichang) Co. Ltd (“Hedejiachuan Yichang”); and (iii) Shaanxi Guo Wei Mei Kiwi Deep Processing Co., Ltd. (“Guo Wei Mei”).

GlobalKey SharedMall Limited (“GlobalKey SharedMall”), a company incorporated under the laws of the Cayman Islands, holds 100% of the equity interest of QR (HK) Limited (“QRHK”, which changed its name from Globalkey Holdings Limited (“Globalkey Holdings”) on October 23, 2018), a company organized under the laws of Hong Kong. In September 2017, Globalkey Holdings transferred its wholly owned subsidiary Hedejiachuan Holding Group Co., Ltd., along with its two other subsidiaries, a 99.5% owned subsidiary and a 96.67% owned subsidiary, to HeDeTang Holdings (HK) Ltd. The transferee is a subsidiary of Skypeople BVI. As a result of these transactions, all of Digital Online’s operations were transferred to a subsidiary of SkyPeople BVI, and Digital Online has no operational assets or businesses.

The Special Meeting

The Special Meeting will be held at 10:00 a.m., local time, on Monday, February 17, 2020, at the Company’s principal executive offices at 23F, China Development Bank Tower, No.2, Gaoxin 1st Road, Xi’an, Shaanxi, China, 710075.

The Sale Transaction

You will be asked to consider and vote upon the Sale Proposal to approve the Sale Transaction contemplated by that certain Share Transfer Agreement, dated as of September 18, 2019, entered into by and between SkyPeople Foods Holdings Limited and New Continent International Co., Ltd., is referred to herein as the “Share Transfer Agreement”. The Share Transfer Agreement provides that New Continent will purchase of all of the outstanding shares of common stock or limited liability company membership interests (collectively the “Shares”), as applicable, of HeDeTang Holdings (HK) Ltd., a company incorporated in Hong Kong (“HeDeTang”). HeDeTang owns 73.41% of the equity interests of SkyPeople Juice Group Co., Ltd., (“SkyPeople China”) and 100% of the equity interests of HeDeJiaChuan Holdings Co., Ltd. (“HeDeJiaChuan”). The cash consideration that New Continent will pay or cause to be paid in connection with the Sale Transaction is RMB 600,000, or approximately US$85,714. See the section of this proxy statement entitled “Proposal 1—Sale Transaction of HeDeTang Holdings.”

Our board of directors adopted resolutions approving the Share Transfer Agreement on September 17, 2019.

Upon completion of the Sale Transaction, New Continent will hold all of the ordinary shares of HeDeTang HK.

Future FinTech’s Operations Following the Sale Transaction

Following the completion of the Sale Transaction, the main business operations of Future FinTech will be focused on our real-name and membership-based blockchain shared shopping mall platform.

On January 22, 2019, the Company formally launched GlobalKey SharedMall, also known as Chain Cloud Mall (CCM) v1.0, the real-name and membership-based blockchain shared shopping mall platform that integrates blockchain and internet technology and distinguishes itself by utilizing the automatic value distribution system of blockchain and sharing the value of the platform to all the participants in the system.

On June 1, 2019, CCM v2.0 was launched. Compared to the 1.0 version, CCM v2.0 has a wider variety of product categories, easier user interface, more transparent information, more stable operations, a higher security level, and faster logistics. Currently, CCM v2.0 adopts a “multi-vendor hosted stores + platform self-hosted stores” model, supported by multiple local warehouses in different regions. The platform supports various marketing methods, including point rewards programs, coupons, live webcasts, game interaction, and social media sharing. Besides the blockchain-powered features, CCM v2.0 is also fully equipped with the same functions and services that other Chinese leading traditional e-commerce platforms provide.

CCM’s blockchain-powered QRO plan enables CCM to record every event or transaction on a distributed ledger and make the whole process traceable. CCM is adopting an unalterable anti-counterfeit code to be issued by manufacturers, which can ensure the authenticity of products and directly link manufacturers with their targeted customers as a way of precision marketing.

Based on blockchain technology, CCM is established to transform the relationship between companies and consumers from traditional selling and buying relationships to a value-sharing relationship. The platform will fairly distribute the benefit of the entire mall to users who engage in promotion, development, and consumption based on their contributions to the platform. The members of CCM are not only consumers and entrepreneurs but also participants, promoters and beneficiaries.

The CCM shared shopping mall platform is designed to be a block-chain based shopping mall for merchants and goods, not the exchange of digital currencies, and it currently only accepts payment from credit cards, Alipay and Wechat.

We offer high-quality products at attractive prices and incentivize our members to promote our platform and share our products with their social contacts. Our platform has attracted a growing base of users, including members and non-members. These users are actively purchasing products on our platform.

Members are the key participants on our platform and drivers of our growth. Our members typically pay to gain access to a dedicated app that provides access to a curated selection of products, exclusive membership benefits, and features, including discounted prices and point rewards. Members can refer others to become members and are rewarded for doing so. Members can also promote products on various social platforms and are rewarded if those users purchase our products. We currently generate revenues primarily from fixed membership fees and selling products on our platform to users, including both members and non-members.

Currently, there are two kinds of membership programs, Diamond Elite and Silver Elite, with different membership fees. The members are required to log onto Chain Cloud Mall (CCM) app or web portal in order to download some of their rewards points each day. The member could download all of his/her rewards points if he/she logs onto the app or web portal for at least 200 days within the membership’s validity period, which is 365 days. Members must renew their membership before expiration to continue earning points and enjoy discounts. A non-member user can purchase products from the platform, but does not enjoy the above-mentioned benefits.

Membership revenue is recognized when a member registers and makes his/her first order on CCM app or web portal.

Membership benefits are as follows:

1)	Receive a merchandise gift package

2)	Exclusive discounts for merchandise sold on the Chain Cloud Mall (CCM) Web and App

3)	Receive CCM-Points upon a successful new member and product referral

CCM-Points can be used as coupons for the member’s future purchases on our app and website.

In order to promote our membership program, we currently allow our users to join the membership program by purchasing any merchandise of the equivalent value of the membership fee through our CCM app or website as an alternative to paying the upfront fixed membership fee.

CCM-Points can only be used as credits when making purchases on our platform, with one CCM Point representing RMB1.00. CCM-Points cannot be redeemed for cash. Members may transfer CCM Points to others.

From December 2018, the trial period when our e-commerce platform launched, until September 30, 2019, we received proceeds of RMB 9,025,880, approximately $1,276,121 from the fixed membership fees and merchandise sales with 6,071 members and 6,233 orders. For the three months ended September 30, 2019, we received RMB2,153,935, approximately $653,578 in proceeds from 2,057 members with 2,169 orders.

Pre-Sale Transaction Structure

Post-Sale Transaction Structure of Future FinTech

Abandonment of the Sale Transaction and Expenses Related to the Sale Transaction

In the event that the Future FinTech’s shareholders do not approve the Sale Transaction, the Sale Transaction shall not be consummated by the Company and shall be abandoned. We anticipate that the fees and expenses related to the Sale Transaction, including professional and evaluation fees, shall be approximately $100,000 in aggregate.

Recommendation to Shareholders

After careful consideration, the Board of Directors recommends a vote IN FAVOR OF the Sale Transaction, and a vote IN FAVOR OF the adoption of the Future FinTech Group Inc. 2019 Omnibus Equity Plan.

Interests of Future FinTech’s Directors and Officers in the Sale Transaction

As of January [●], 2020, the directors and executive officers of Future FinTech as a group owned and were entitled to vote [●] shares of the common stock of the Company including shares owned by the son of our Chairman and Chief Executive Officer, representing approximately [●%] of the outstanding shares of Future FinTech common stock on that date. Future FinTech expects that its directors and executive officers will vote their shares in favor the Sale Transaction, and in favor of the adoption of the Future FinTech Group Inc. 2019 Omnibus Equity Plan, but none of the Company’s directors or executive officers other has entered into any agreement obligating any of them to do so.

Besides the equity ownership of Future FinTech detailed above, the directors and executive officers of the Company do not have interests different than the other shareholders of Future FinTech.

Appraisal Rights

Future FinTech shareholders do not have appraisal rights in connection with the Sale Transaction under the Florida Business Corporation Act.

Material United States Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences of the Sale Transaction. This discussion is based on current provisions of the Code, applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial opinions, and published positions of the Internal Revenue Service, all as in effect as of the date of this document. Such authorities are subject to change or differing interpretations at any time, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements in this proxy statement. This discussion does not address any U.S. federal tax considerations other than those relating to income tax (e.g., estate and gift taxes), nor does it address any state, local, or foreign tax considerations or any tax reporting requirements.

The Sale Transaction will not result in any immediate U.S. federal income tax consequences to Future FinTech stockholders.

The Sale Transaction will generally be taxable to Future FinTech for U.S. federal income tax purposes, and it is expected that Future FinTech will recognize a net loss for U.S. federal income tax purposes as a result of the Sale Transaction.

THIS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THE U.S. FEDERAL INCOME TAX TREATMENT OF THESE TRANSACTIONS IS COMPLEX. ACCORDINGLY, EACH SHAREHOLDER WHO IS A U.S. HOLDER IS STRONGLY URGED TO CONSULT HIS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE TRANSACTIONS WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

Regulatory Approvals Required for the Sale Transaction

The Company is unaware of any federal or state regulatory requirements that must be complied with or necessary approvals in connection with the Sale Transaction, except for filings of the share transfer with the competent authority of Hong Kong and compliance with regulations of the Securities and Exchange Commission.

Risk Factors

In evaluating the proposals to be presented at the Special Meeting, a shareholder should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

Conditions to Consummation of the Sale Transaction

The Company’s ability to consummate the Sale Transaction is conditioned upon, among other things, the Sale Transaction being duly approved, adopted and implemented by the Company’s shareholders.

Dissenter’s Rights

Our shareholders have no right under the Florida Business Corporations Act, our Second Amended and Restated Articles of Incorporation or our Amended and Restated Bylaws to dissent from the actions described above.

RISK FACTORS

You should carefully consider the following risk factors, together with the other information contained in this proxy statement, including the factors discussed in Part I, Item 1A—Risk Factors in Future FinTech’s annual report on Form 10-K for the year ended December 31, 2018. The risks described below relate to the Sale Transaction, and are in addition to, and should be read in conjunction with, without limitation, the factors discussed in Part I, Item 1A—Risk Factors in Future FinTech’s annual report on Form 10-K for the year ended December 31, 2018. If any of the following risks and uncertainties develops into actual events, these events could have a material adverse effect on Future FinTech’s business, financial conditions or results of operations. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to the Sale Transaction

The Sale Transaction is subject to conditions, including certain conditions that may not be satisfied or completed on a timely basis, which could cause the Company to fail to meet NASDAQ’s continued listing requirements and have its shares delisted from NASDAQ.

Completion of the Sale Transaction is subject to the completion of certain conditions that make the completion and timing of the transactions uncertain, including the approval of the Sale Transaction by our shareholders. We cannot guarantee that the closing conditions set forth in the Share Transfer Agreement or related documents will be satisfied. If the Sale Transaction cannot be completed in a timely manner, the Company will not be able to meet its compliance plan submitted to NASDAQ and NASDAQ’s continued listing requirements, which could cause its shares to be delisted from NASDAQ.

Failure to complete the Sale Transaction may also negatively affect the share price and future business and financial results of Future FinTech.

In the event that we are unable to complete the Sale Transaction in a timely manner, Future FinTech’s ongoing business may also be adversely affected. If the Sale Transaction is not completed at all, Future FinTech will be subject to a number of risks, including the following:

●	Delisting from NASDAQ;

●	being required to pay costs and expenses relating to the Sale Transaction, such as legal and accounting fees, whether or not the transactions are completed; and

●	loss of time and resources committed by each of the management of Future FinTech to matters relating to the Sale Transaction that could have been devoted to pursuing other beneficial opportunities.

If the Sale Transaction is not completed, the price of Future FinTech’s common stock may decline to the extent that the current market price reflects a market assumption that the transaction will be completed and that the related benefits will be realized.

Uncertainties associated with the Sale Transaction may cause employees to leave Future FinTech and may otherwise affect the future business and operations of Future FinTech.

The success of Future FinTech after the Sale Transaction will depend in part upon its ability to retain its key employees. Prior to and following the Sale Transaction, current and prospective employees of Future FinTech may experience uncertainty about their future roles and choose to pursue other opportunities, which could have an adverse effect on the applicable business. If key employees depart, the businesses and results of operations of the Company could be adversely affected.

The results of operations and financial condition of Future FinTech following the transaction may differ materially from the pro forma information presented in this proxy statement.

The pro forma financial information included in this proxy statement is derived from the historical audited and unaudited consolidated financial statements of Future FinTech. The preparation of this pro forma information is based upon available information and certain assumptions and estimates that we believe are reasonable. However, this pro forma information may be materially different from what the actual results of operations and financial conditions of Future FinTech would have been had the transaction occurred during the periods presented or from what the results of operations and financial position of Future FinTech will be after the completion of the proposed transaction. In particular, the assumptions used in preparing the pro forma financial information may not be realized, and other factors may affect the financial condition and results of operations of Future FinTech following the transaction.

Additional Risks Related to Future FinTech After the Sale Transaction

We may not be able to effectively control and manage our growth, and a failure to do so could adversely affect our operations and financial condition.

If our newly developed blockchain based e-commerce business and markets experience significant growth, we will need to expand our business to maintain our competitive position. We may face challenges in managing and financing expansion of our business, facilities and product offerings, including challenges relating to integration of acquired businesses and increased demands on our management team, employees and facilities. Failure to effectively deal with increased demands on us could interrupt or adversely affect our operations and cause production and service backlogs, longer product development time frames and administrative inefficiencies. Other challenges involved with expansion, acquisitions and operation include:

●	unanticipated costs;

●	the diversion of management’s attention from other business concerns;

●	potential adverse effects on existing business relationships with suppliers and customers;

●	obtaining sufficient working capital to support expansion;

●	expanding our product offerings and maintaining the high quality of our products and services;

●	continuing to fill customers’ orders on time;

●	maintaining adequate control of our expenses and accounting systems;

●	successfully integrating any future acquisitions; and

●	anticipating and adapting to changing conditions in the block chain and/or ecommerce online shopping industries and financial technology, whether from changes in government regulations, mergers and acquisitions involving our competitors, technological developments or other economic, competitive or market dynamics.

Even if we obtain benefits of expansion in the form of increased sales, there may be delay between the time when the expenses associated with an expansion or acquisition are incurred and the time when we recognize such benefits, which could negatively affect our earnings.

We may engage in future acquisitions involving significant expenditures of cash, the incurrence of debt or the issuance of stock, all of which could have a materially adverse effect on our operating results.

As part of our business strategy, we review acquisition and strategic investment prospects that we believe would complement our current product offerings, augment our market coverage, enhance our technological capabilities or otherwise offer growth opportunities. From time to time, we review investments in new businesses and we expect to make investments in, and to acquire, businesses, products or technologies in the future. In the event of any future acquisitions, we may expend significant cash, incur substantial debt and/or issue equity securities and dilute the percentage ownership of current shareholders, all of which could have a material adverse effect on our operating results and the price of our stock. We cannot guarantee that we will be able to successfully integrate any businesses, products, technologies or personnel that we may acquire in the future, and our failure to do so could have a material adverse effect on our business, operating results and financial condition.

Our business and operations may be subject to disruption from work stoppages, terrorism or natural disasters.

Our operations may be subject to disruption for a variety of reasons, including work stoppages, acts of war, terrorism, pandemics, fire, earthquake, flooding or other natural disasters. If a major incident were to occur in either of the regions where our facilities or main offices are located, our facilities or offices or those of critical suppliers could be damaged or destroyed. Such a disruption could result in a reduction in available raw materials, the temporary or permanent loss of critical data, suspension of operations, delays in shipment of products and disruption of business generally, which would adversely affect our revenue and results of operations.

Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. While we depend on the abilities and participation of our current management team generally, we rely particularly upon Mr. Yongke Xue, our chief executive officer (“CEO”); Mr. Zhi Yan, a member of the Company’s Board of Directors (the “Board”); and Mr. Jing Chen, our chief financial officer (“CFO”). The loss of the services of Messrs. Yongke Xue, Zhi Yan or Jing Chen for any reason could significantly adversely impact our business and results of operations. Competition for senior management and senior technology personnel in the PRC is intense and the pool of qualified candidates is very limited. Accordingly, we cannot guarantee that the services of our senior executives and other key personnel will continue to be available to us, or that we will be able to find a suitable replacement for them if they were to leave.

Our ecommerce business depends on the continued use of the Internet and the adequacy of the Internet infrastructure.

Our ecommerce business depends upon the widespread use of the Internet and ecommerce. Factors which could reduce the widespread use of the Internet for ecommerce include actual or perceived lack of security of information or privacy protection, cyberattacks or other disruptions or damage to the Internet or to users’ computers, significant increases in the costs of transportation of goods, and taxation and governmental regulation.

Our business depends on our Website, network infrastructure and transaction-processing systems.

Our ecommerce business is completely dependent on our infrastructure. Any system interruption that results in the unavailability of our Website or reduced performance of our transaction systems could reduce our ability to conduct our business. We use internally and externally developed systems for our Website and our transaction processing systems. We expect to experience system interruptions due to software failure. We may also experience temporary capacity constraints due to sharply increased traffic during sales or other promotions and during the holiday shopping season. Capacity constraints can cause system disruptions, slower response times, delayed page presentation, degradation in levels of customer service and other problems. We may also experience difficulties with our infrastructure upgrades. Any future difficulties with our transaction processing systems or difficulties upgrading, expanding or integrating aspects of our systems may cause system disruptions, slower response times, and degradation in levels of customer service, additional expense, impaired quality and speed of order fulfillment or other problems.

If the location where all of our computer and communications hardware is located is compromised, our business, prospects, financial condition and results of operations could be harmed. If we suffer an interruption or degradation of services at the location for any reason, our business could be harmed. Our success, and in particular, our ability to successfully receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of our computer and communications systems. These limitations could have an adverse effect on our conversion rate and sales. Our disaster recovery plan may be inadequate, and we do not carry business interruption insurance to compensate us for the losses that could occur. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, the occurrence of any of which could lead to interruptions, delays, loss of critical data or the inability to accept and fulfill customer orders. The occurrence of any of the foregoing risks could harm our business.

Our platform requires frequent updates on pricing from our vendors. If these updates are inaccurate or do not occur, there could be a negative influence on our business.

We update the prices of products listed on our site frequently from our vendors. If we are unable to obtain, or are not provided updated pricing information from our vendors, or if we fail to act on information from our vendors, then it could cause us to remedy the pricing difference to complete the transaction, or source the product from an alternative vendor at their price.

We are subject to cyber security risks and may incur increasing costs in an effort to minimize those risks and to respond to cyber incidents.

Our ecommerce business is entirely dependent on the secure operation of our website and systems as well as the operation of the Internet generally. Our business involves the storage and transmission of users’ proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, litigation, and potential liability. A number of large Internet companies have suffered security breaches, some of which have involved intentional attacks. From time to time we and many other Internet businesses also may be subject to a denial of service attacks wherein attackers attempt to block customers’ access to our Website. If we are unable to avert a denial of service attack for any significant period, we could sustain substantial revenue loss from lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks.

Cyberattacks may target us, our customers, our suppliers, banks, payment processors, ecommerce in general or the communication infrastructure on which we depend. If an actual or perceived attack or breach of our security occurs, customer and/or supplier perception of the effectiveness of our security measures could be harmed and we could lose customers, suppliers or both. Actual or anticipated attacks and risks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third party experts and consultants. A person who is able to circumvent our security measures might be able to misappropriate our or our users’ proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, which could harm our business.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks significant public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002, (“Sarbanes-Oxley”). Our senior management does not have significant experience managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may be unable to implement programs and policies in an effective and timely manner or that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports and have an adverse effect on our business and stock price.

As a public company, we are obligated to maintain effective internal controls over financial reporting. Our internal controls may be determined not to be effective, which may adversely affect investor confidence in us and, as a result, decrease the value of our Common Stock.

The PRC has not adopted management and financial reporting concepts and practices similar to those in the United States. We may have difficulty in hiring and retaining a sufficient number of qualified finance and management employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing and maintaining accounting and financial controls, collecting financial data, budgeting, managing our funds and preparing financial statements, books of account and corporate records and instituting business practices that meet investors’ expectations in the United States.

Rules adopted by the SEC, or the Commission, pursuant to Sarbanes-Oxley Section 404 require annual assessment of our internal controls over financial reporting. This requirement first applied to our annual report on Form 10-K for the fiscal year ended December 31, 2008. The standards that must be met for management to assess the internal controls over financial reporting as effective are relatively new and complex, and they require significant documentation, testing and possible remediation to meet the detailed standards. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting as we have done previously, we will be unable to assert that our internal controls are effective. If we continue to be unable to conclude that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which could harm our business and cause the price of our stock to decline.

We may need additional capital to fund our future operations and, if it is not available when needed, we may need to reduce our planned development and marketing efforts, which may reduce our sales revenue.

We believe that our existing working capital and cash available from operations will enable us to meet our working capital requirements for at least the next twelve months. However, if cash from future operations is insufficient, or if cash is used for acquisitions or other currently unanticipated uses, we may need additional capital. The development and marketing of new products and the expansion of distribution channels and associated support personnel require a significant commitment of resources. In addition, if the markets for our products and services develop more slowly than anticipated, or if we fail to establish significant market share and achieve sufficient net revenues, we may continue to consume significant amounts of capital. As a result, we could be required to raise additional capital. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution of the shares held by existing shareholders. If additional funds are raised through the issuance of debt securities, such securities may provide the holders certain rights, preferences, and privileges senior to those of common shareholders, and the terms of such debt could impose restrictions on our operations. We cannot guarantee that additional capital, if required, will be available on acceptable terms, or at all. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned product development and marketing efforts, which could harm our business, financial condition and operating results.

If our costs and demands upon management increase disproportionately to the growth of our business and revenue as a result of complying with the laws and regulations affecting public companies, our operating results could be harmed.

As a public company, we do and will continue to incur significant legal, accounting, investor relations and other expenses, including costs associated with public company reporting requirements. We also have incurred and will incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of Sarbanes-Oxley, as well as rules implemented by the SEC and the stock exchange on which our common stock is traded. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically over the past several years. These rules and regulations have increased our legal and financial compliance costs substantially and make some activities more time consuming and costly. If our costs and demands upon management increase disproportionately to the growth of our business and revenue, our operating results could be harmed.

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Any changes in estimates, judgments and assumptions could have a material adverse effect on our business, financial condition and operating results.

The preparation of financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) involves making estimates, judgments and assumptions that affect reported amounts of assets (including intangible assets), liabilities and related reserves, revenue, expenses and income. Estimates, judgments and assumptions are inherently subject to change in the future, and any such changes could result in corresponding changes to the amounts of assets, liabilities, revenue, expenses and income. Any such changes could have a material adverse effect on our business, financial condition and operating results.

We will no longer have any equity participation in HeDeTang or in the fruit juice industry.

After the Sale Transaction, we will have no ongoing equity participation in the fruit juice industry. We will cease to participate in HeDeTang HK’s future earnings or growth, if any, and will not participate in any potential future sale of HeDeTang HK. It is possible that New Continent could sell some or all of its equity in HeDeTang HK following the Sale Transaction at a valuation higher than that being paid in the Sale Transaction and New Continent could realize significant returns on its equity investment in HeDeTang.

Our stockholders will not receive any distribution from the Sale Transaction, and may never receive any return of value.

We currently intend to use the net proceeds from the Sale Transaction to, among other things, address working capital needs and fund growth initiatives. However, there is no guarantee that the investments in our remaining businesses or possible future investments in other businesses will generate a positive return to our stockholders.

In addition, we have not declared any cash dividends and do not intend to declare or pay any cash dividends in the foreseeable future. Stockholders also do not have appraisal rights in connection with the Sale Transaction. Stockholders will not directly receive any liquidity from the Sale Transaction and the only return to them will be based on any future appreciation in our stock price or upon a future sale or liquidation of us. Much depends on our future business, including the success or failure of our ecommerce business. There are no assurances that we will be successful, and current stockholders may never get a return on their investment.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Sale Transaction.

After the Sale Transaction, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules adopted, and to be adopted, by the SEC and NASDAQ, (if we can meet the continued listing requirements) and will incur significant legal, accounting and other expenses in connection with that compliance. In addition, our management and other personnel will need to continue to devote a substantial amount of time to these compliance initiatives.

We may be exposed to litigation related to the Sale Transaction from the holders of our common stock.

Transactions such as the Sale Transaction are often subject to lawsuits by stockholders. Particularly because the holders of our common stock will not receive any consideration from the Sale Transaction, it is possible that they may sue the Company or the Board of Directors. Such lawsuits could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Special Meeting will be held at 10:00 a.m., local time, on Monday, February 17, 2020, at the Company’s principal executive offices at 23F, China Development Bank Tower, No.2, Gaoxin 1st Road, Xi’an, Shaanxi, China, 710075.

Matters to be Voted Upon at the Special Meeting

At the Special Meeting, Future FinTech is asking its shareholders as of the record date of January 17, 2020 (the “Record Date”) to consider and vote upon proposals:

(1)	To approve the sale of the Company’s subsidiary, HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”), to New Continent International Co., Ltd., a company incorporated in the British Virgin Islands (the “Sale Transaction”);

(2)	To adopt and approve the Future FinTech Group Inc. 2019 Omnibus Equity Plan; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date; Shares Entitled to Vote; Quorum

Shareholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of Future FinTech common stock on the Record Date. Shareholders will have one vote for each share of Future FinTech common stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. At the close of business on January [●], 2020, we had [●] shares of common stock outstanding. We expect approximately the same number of shares to be outstanding as of the record date.

A quorum of Future FinTech shareholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

Vote Required; Abstentions and Broker Non-Votes

The approval of each of the proposals require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on that proposal. Abstentions and broker non-votes will have the same effect as a vote “against” each of the proposals.

Shares Held by Future FinTech’s Directors and Executive Officers

As of January [●], 2020, the directors and executive officers of Future FinTech as a group owned and were entitled to vote [●] shares of the common stock of the Company including shares owned by the son of our Chairman and Chief Executive Officer, representing approximately [●%] of the outstanding shares of Future FinTech common stock on that date. Future FinTech expects that its directors and executive officers will vote their shares in favor of each of the proposals, but none of the Company’s directors or executive officers has entered into any agreement obligating any of them to do so.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the Special Meeting. Based on your proxy cards, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the shareholder. In the event that properly executed proxies do not contain voting instructions for any given proposal, the Future FinTech common stock represented by such proxies will be voted in favor of each such proposal.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form or do not attend the Special Meeting and vote in person with a proxy from your broker, bank or other nominee, it will have the same effect as if you voted “AGAINST” the proposals presented for a vote.

Revocability of Proxies

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

●	Signing another proxy card with a later date and returning it to us prior to the Special Meeting; or

●	Attending the Special Meeting and voting in person.

Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by us prior to the Special Meeting. If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a valid “legal” proxy from your bank, broker or other nominee. Any adjournment, recess or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Future FinTech shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, recessed or postponed.

Board of Directors’ Recommendation

After careful consideration, the Company’s board of directors recommends that you vote or give instruction to vote:

●	“FOR” the HeDeTang Sale Transaction proposal; and

●	“FOR” the adoption of the Future FinTech Group Inc. 2019 Omnibus Equity Plan.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Future FinTech. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile, e-mail or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Sale Transaction

Assuming timely satisfaction of necessary pre-conditions, including the approval by our shareholders of the proposals to approve the Sale Transaction, we anticipate that the Sale Transaction will be completed in the first quarter of 2020. However, Future FinTech cannot assure you when or if the Sale Transaction will occur. The Sale Transaction is subject to shareholder approval and other conditions, and it is possible that factors outside the control of Future FinTech could result in the Sale Transaction being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Sale Transaction.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials. This process, which is commonly referred to as “householding,” potentially results in extra convenience for shareholders and cost savings for companies. The Company has adopted the SEC-approved “householding” procedure.

Upon written or oral request, the Company will deliver promptly a separate copy of the Notice of Special Meeting of Shareholders and this Proxy Statement to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, you may:

●	Send a written request to the Company’s Corporate Secretary at 23F, China Development Bank Tower, No.2, Gaoxin 1st Road, Xi’an, Shaanxi, China, 710075, or call 86-29-81878827 if you are a shareholder of record; or

●	Notify your broker, if you hold your common shares under street name.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address and phone number above. Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

THE SALE TRANSACTION

The Sale Transaction

On September 18, 2019, SkyPeople Foods Holdings Limited, a company incorporated in the British Virgin Islands (“SkyPeople Foods”) and a wholly owned subsidiary of Future FinTech Group Inc. (the “Company”), entered into a Share Transfer Agreement (the “Agreement”) with New Continent International Co., Ltd., a company incorporated in the British Virgin Islands (the “Buyer”).  Pursuant to the terms of the Agreement, SkyPeople Foods will sell all of the issued and outstanding shares of HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”), a wholly owned subsidiary of SkyPeople Foods, to the Buyer for a total of RMB 600,000, or approximately US$85,714 (the “Purchase Price”), which value is primarily derived from HeDeTang HK’s wholly-owned subsidiary HeDeJiaChuan Holdings Co., Ltd. and 73.41% owned subsidiary SkyPeople Juice Group Co., Ltd. (“SkyPeople China”). The Purchase Price was based upon the preliminary evaluation of HeDeTang HK and its subsidiaries by Shanxi Delixin Assets Evaluation Co., Ltd.(“Shanxi Delixin”) If the final evaluation amount of HeDeTang HK and its subsidiaries by Shanxi Delixin is lower than or no more than 10% higher than the Purchase Price, the Parties agree there will be no change to the Purchase Price. If the final evaluation amount of HeDeTang HK and its subsidiaries by Shanxi Delixin is more than 10% higher than the Purchase Price, the Parties agree the final evaluation amount shall be the final purchase price. The closing of the above mentioned share transfer is subject to the approval by the shareholders of both parties and the approval by the shareholders of the Company. On December 23, 2019, Shanxin Delixin issued its final evaluation report which has the net assets value for the HeDeTang HK as RMB 0 and there will be no change to the Purchase Price.

Summary of Asset Evaluation Report

SKYPEOPLE FOODS HOLDINGS LIMITED (“SkyPeople BVI’) intends to transfer its holding of all the equity interests of the shareholders of Hedetang Holdings (Hong Kong) Co., Ltd, and Shaanxi Delixin Asset Evaluation Co., Ltd. was engaged by SkyPeople BVI to conduct the assets evaluation. According to relevant laws, regulations and asset evaluation general principle guidelines, HeDeTang HK was evaluated on the market value by the date June 30, 2019. The asset evaluation report is summarized as follows:

Evaluation purpose:

SkyPeople BVI intends to transfer the entire shareholders’ equity interest of HeDeTang HK and all involved entities of HeDeTang HK shall be assessed by market value on the evaluation base date of June 30, 2019, in order to provide a value reference for the aforementioned economic behavior.

Appraisal object: All rights and interests of shareholders of Hedetang Holdings (Hong Kong) Co., Ltd.

Scope of assessment: All assets and liabilities of Hedetang Holdings (Hong Kong) Co., Ltd., including non-current assets (long-term investments) and current liabilities (other payables).

Value type: Market value

Evaluation Base Date: June 30, 2019

Evaluation method: Asset-based methods

Evaluation Conclusion: The book value of the total assets of Hedetang Holdings (Hong Kong) Co., Ltd. as of the evaluation base date of June 30, 2019 was RMB364.19 million, the assessed value was RMB 0, and the value-added amount was RMB-364.19 million, and the appreciation rate was -100%; the book value of total liabilities is RMB 50.08 million, the appraised value is RMB 50.08 million, the added value is RMB 0, and the appreciation rate is 0.00%; the book value of net assets is RMB 314.12 million, and the assessed value is RMB -50.08 million, with a value-added amount of RMB -364.19 million, and the appreciation rate was -115.94%. The specific evaluation results are shown in the following table:

Summary of Result of Asset-Based Methods Evaluation

Currency: RMB in million

ITEMS		Book Value	Assessed Value	Value-added Amount	Appreciation Rate (%)
		A	B	C=B-A	D=C/A×100%
1	Current Assets	0.00	0.00	0.00
2	Non-current Assets	364.19	0.00	-364.19	-100.00
3	Long-term Investment	364.19	0.00	-364.19	-100.00
4	Investment in Real estate	0.00	0.00	0.00
5	Fixed Assets	0.00	0.00	0.00
6	Construction in progress	0.00	0.00	0.00
7	Intangible Assets	0.00	0.00	0.00
8	User Right of Land	0.00	0.00	0.00
9	Others	0.00	0.00	0.00
10	Total Assets	364.19	0.00	-364.19	-100.00
11	Current Liability	50.08	50.08	0.00
12	Non-current Liability	0.00	0.00	0.00
13	Total Liability	50.08	50.08	0.00
14	Net Assets (Shareholders Equity)	314.12	-50.08	-364.19	-115.94

This asset evaluation report does not take into account of the premium or discount caused by factors such as controlling rights and minority equity, and does not consider the impact of liquidity on the value of the evaluation target.

This asset evaluation report only provides a value reference for the economic behavior described in this report. The period of the appraisal conclusions is valid for one year from the date of June 30th, 2019.

Selection of evaluation method

The basic methods of enterprise value evaluation mainly include income method, market method and asset-based method.

The income method in enterprise value evaluation refers to the evaluation method that capitalizes or discounts the expected income to determine the value of the evaluation object.

The market method in enterprise value evaluation refers to the evaluation method that compares the evaluation object with the comparable listed company or the comparable transaction case to determine the value of the evaluation object. The two common methods of market method are listed company comparison method and trading case comparison method.

The asset-based method, cost-based method in the enterprise value evaluation refers to the evaluation method based on the balance sheet of the appraised enterprise on the benchmark date to reasonably evaluate the value of assets and liabilities on and off the balance sheet of the enterprise and determine the value of the evaluation object.

According to the practice guidelines for assets appraisal - enterprise value, when carrying out the business of enterprise value appraisal, the applicability of the three basic methods of income method, cost method (asset-based method) and market method shall be analyzed and the appraisal method shall be selected according to the appraisal purpose, appraisal object, value type and data collection.

According to the evaluation purpose, evaluation object, value type, data collection and other relevant conditions, as well as the applicable conditions of the three basic methods of evaluation, the evaluation method selected in this evaluation is asset-based method. The reasons for selection are as follows:

Reasons for not using the market method for evaluation due to the lack of comparable enterprises similar to or similar to the target enterprise in the current capital market, the underdeveloped equity trading market, and the lack of or difficulty in obtaining equity trading cases of similar enterprises, the market method is not suitable for this evaluation.

Reasons for not selecting income method for evaluation is the following conditions are required for selecting income method for evaluation. The future income can be predicted and measured in currency; the risk of obtaining future expected income can be predicted and measured in currency; and the future income years can be predicted. Hedetang Holdings (Hong Kong) Co., Ltd. has no other assets and businesses except for the equity investment, and the equity investment is in deficit, so the future income and risk of the appraised unit cannot be reliably predicted, so this appraisal is not suitable for the enterprise value appraisal with the income method.

Reasons for selecting the asset-based method for appraisal is the assets and liabilities in the balance sheet of HeDeTang Holdings (Hong Kong) Co., Ltd. on the benchmark date of appraisal can be identified, and can be appraised separately with appropriate methods, so the asset-based method is proposed to be used in this appraisal.

Summary of Implementation of Evaluation Process

The appraiser carried out the assets evaluation of Hedetang Holdings (Hong Kong) Co., Ltd from October 24th, 2019 to December 4th, 2019. The main implementation procedures are as follows:

1. Accept the engagement

On October 24, 2019, our firm and SkyPeople BVI reached an agreement on the evaluation engagement, including the purpose, objects, base date and the scope of the evaluation, as well as the rights and obligations of all parties, and negotiated with the client to draft the corresponding Evaluation plan.

2 Preliminary preparations

2.1. Develop an evaluation plan

2.2 Form an evaluation team

2.3 Implement project training

(1) Personnel Training of the Relevant Team within the company

Our firm has trained the relevant staff within the company to assist in providing the proper appraisal documents and materials in order to ensure the quality of evaluation, and sent a professional to answer the encountered questions by the company.

(2) Training for Appraisers

In order to improve work efficiency, and implement the proposed asset evaluation plans, our firm explained details of methodology and specific evaluation requirements to the members of the appraisal team.

3. On-site inspection and verification

From October 25th, 2019 to November 15, 2019, the appraisers conducted necessary checks and verifications on the assets and liabilities involved in the appraisal objects.

3.1 Guide the company staff to prepare and provide the information that evaluation needs

The appraisers, by consulting the relevant materials, understand the detailed conditions of the specific assets included in the scope of appraisal, then carefully review all kinds of “asset appraisal declaration forms”, check whether there are incomplete, wrong filling, unclear asset items, etc., and check whether there are any omissions in the “asset appraisal declaration form”.

3.2 Preliminary assessment and review

The appraisers understand the detailed status of the specific assets included in the evaluation by considering relevant materials, then carefully review and check whether there are incomplete entries, wrong entries, and unclear asset items, etc. Then, feed it back to the company.

3.3 Site survey

According to the characteristic, quantity and distribution of the assets included in the assessment scope, the appraisers cooperate with relevant personnel of the company to conduct on-site surveys of various assets by adopting different exploring methods.

3.4 Modify the preliminary

Based on the results of on-site surveys, the appraisers fully communicated with relevant personnel of the company to further improve the “assessment declaration form” so as to ensure that the accounts, tables and facts are consistent.

3.5 Inspection of documents

The appraisers check the property right certificate of the inventory, fixed assets and other assets included in the appraisal scope, and ask the enterprise to verify or issue relevant property right description documents for the incomplete and unclear ownership information.

4. Data collection

The appraisers collected appraisal data according to the specific conditions of the appraisal project, including data obtained directly from the market and other independent channels, data obtained from relevant parties such as clients, and government departments, various professional institutions, and other relevant departments for necessary analysis and induction to form the basis for evaluation.

5. Evaluation and estimation

According to the specific situation of various types of assets, the appraisers selected the corresponding formulas and parameters for analysis, calculation and judgment according to the selected appraisal method, and formed the preliminary appraisal conclusion. The project leader summarizes the preliminary conclusions of various asset evaluations, and writes and forms a draft asset evaluation report.

6. Internal review

According to our firm’s assessment of business process management, the project leader will form the first draft of the asset evaluation report after the first review of the draft asset evaluation report and submit it to the company for internal review. After the internal review is completed, the person in charge of the project forms a draft of the asset evaluation report and submits it to the client for comments. After a reasonable modification based on the feedback, a formal draft of the asset evaluation report is formed and submitted to the client.

Shanxi Delixin is an asset appraisal service firm approved by the Department of Finance of Shaanxi Province in August 2007. It is registered with Xianyang Administration for Industry and Commerce with registered and paid in capital of RMB 1 million (approximately $140,000). At present, it has 24 full-time practitioners, including 16 certified assets appraisers, 10 certified public accountants, 4 certified land appraisers, 8 certified real estate appraisers, 6 certified vehicle appraisers (certain appraisers hold more than one certification). It assets evaluation business includes: enterprise value evaluation; enterprise restructuring and reorganization assets evaluation; mergers and acquisitions, dissolution, bankruptcy assets evaluation; financial leasing, mortgage, transfer and auction assets evaluation; intangible assets evaluation; real estate, land evaluation, etc. The qualification of Shanxi Delixin and its English translation are attached hereto as Exhibit 2.

The Company does not have any relationship with Shanxi Delixin or its affiliates or unaffiliated representative during the past two years, other than the evaluation of HeDeTang HK. The total evaluation fee for HeDeTang HK is RMB 350,000 (approximately $50,000), of which RMB200,000 (approximately U$28,571) has been paid.

Future FinTech, SkyPeodple BVI and HeDeTang HK did not provide any instructions to Shanxi Delixin and imposed no limitation on the evaluation, other than the scope of the engagement of Shanxi Delixin as to evaluate the market value of the shareholders equity of HeDeTang HK.

The Company selected Shanxi Delixin as the evaluation firm for the Sale Transaction because it is one of the leading evaluation firms in Shaaxi Province, China, where most of our fruit juice operating assets are located, has substantial experience in evaluation of the transactions similar to the Sale Transaction and offered competitive price for the evaluation project.

Parties Involved in the Sale Transaction

Future FinTech Group Inc.

Future Fintech Group Inc. is a holding company incorporated under the laws of the State of Florida. We have three direct wholly-owned subsidiaries: DigiPay FinTech Limited (“DigiPay,” formerly known as Belkin Foods Holdings Group Limited, which changed its name on January 4, 2018), a company incorporated under the laws of the British Virgin Islands; Digital Online Marketing Limited (“Digital Online”) (formerly known as FullMart Holding Limited, which changed its name on January 5, 2018), a company organized under the laws of the British Virgin Islands; and SkyPeople Foods Holding Limited (“SkyPeople BVI”), a company organized under the laws of the British Virgin Islands.

The traditional business of Future FinTech consists of production and sales of fruit juice concentrates, fruit juice beverages and other fruit-related products in the People’s Republic of China (“PRC” or “China”), and overseas markets. Due to drastically increased production cost and tightened environmental laws in China, the Company is transforming its business from fruit juice manufacturing and distribution to a real-name blockchain e-commerce platform that integrates blockchain and internet technology.

HeDeTang Holdings (HK) Ltd.

SkyPeople BVI is a wholly-owned subsidiary of Future FinTech organized under the laws of the British Virgin Islands on December 28, 2011. SkyPeople BVI holds 100% of the equity interest of HeDeTang Holdings (HK) Ltd. HeDeTang Holdings (HK) Ltd. holds 73.42% of the equity interest of SkyPeople (China) and 100% of the equity interest of HeDeJiaChuan Holding Group Co., Ltd. SkyPeople (China) has eight subsidiaries, all limited liability companies organized under the laws of the PRC: (i) Shaanxi Qiyiwangguo; (ii) Huludao Wonder; (iii) Yingkou; (iv) Food Industry Yidu; (v) Shaanxi Heying; (vi) Agricultural Plantation Yidu; (vii) Foods Industry Zhouzhi; and (viii) Foods industry JingYang. TSD holds another 26.36% of the equity interest of SkyPeople (China).

HeDeJiaChuan Holding Group Co., Ltd has seven subsidiaries, all limited liability companies organized under the laws of the PRC: (i) Shenzhen HeDeTang Industrial Co. Ltd.; (ii) Xi’an Corucopia International Co.; (iii) Xi’an HeDeTang Nutritious Food; (iv) DeDeJiaChuan Foods (Xi’an) Co. Ltd; (v) SkyPeople (SuiZhong) Fruit and Vegetable Products Co. Ltd.; (vi) HeDeJiaChuan Foods (YiChang) Co., Ltd. and (vii) Shaanxi Guo Wei Mei Kiwi Deep Processing Co., Ltd.

New Continent International Co., Ltd.

New Continent International Co., Ltd. (“New Continent”) is a company incorporated in the British Virgin Islands (“New Continent”) in October 2010. New Continent’s business scope includes agriculture, aquaculture, food processing, biopharmaceutical, etc. Mr. Binke Zhang is the managing director and sole shareholder of New Continent.

Effects of the Sale Transaction

Upon completion of the Sale Transaction, all of the ordinary shares of HeDeTang will be owned by New Continent.

Effect on Future FinTech if the Sale Transaction is Not Completed

If the Sale Transaction is not approved by Future FinTech shareholders or if the Sale Transaction is not completed for any other reason, Future FinTech will retain ownership of HeDeTang. If the Sale Transaction is completed, Future FinTech will meet NASDAQ’s shareholders equity requirement and will continue to be registered under the Exchange Act and Future FinTech will continue to file periodic reports with the SEC. In addition, if the Sale Transaction is not completed, Future FinTech expects that management will operate the business in a manner similar to that in which it is being operated today and that Future FinTech’s shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, non-compliance with NASDAQ continued listing requirements, NASDAQ delisting, and the risks related to the highly competitive industry in which Future FinTech operates and adverse economic conditions.

Background of the Sale Transaction

The following is a brief discussion of the background of the deliberations that led to our Board of Directors’ approval of the Sale Transaction.

HeDeTang HK is a wholly owned subsidiary of SkyPeople BVI. HeDeTang HK’s 73.41% owned subsidiary SkyPeople China and wholly owned subsidiary HeDeJiaChuan own and operate the fruit juice manufacturing and distribution business of the Company. On August 29, 2017, the Board approved a spin-off of the Company’s wholly-owned subsidiaries, SkyPeople BVI and FullMart, through a pro rata distribution of the ordinary shares of each of SkyPeople BVI and FullMart to holders of the Company’s common stock (the “Spin-Off”). On March 13, 2018, the Company held a Special Meeting of Shareholders, and the Spin-Off was approved by the shareholders of the Company, subject to the completion of certain conditions, including, among others, the issuance of additional shares of ordinary stock of each of SkyPeople BVI and FullMart to Future FinTech and the filing and effectiveness of Form 10 registration statements for each of SkyPeople BVI and FullMart. Due to the time and cost of preparing the audited financial statements for SkyPeople BVI and FullMart for Form 10 registration statements and the change of the auditor of the Company in early 2019, the Spin-Off was not completed as of September 2019.

On September 4, 2019, the Company received written notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company did not meet the requirement of maintaining a minimum of $2,500,000 in stockholders’ equity for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(1), and that additionally the Company did not meet the alternative of market value of listed securities of $35 million under NASDAQ Listing Rule 5550(b)(2) or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years under NASDAQ Listing Rule 5550(b)(3), and that accordingly the Company was no longer in compliance with the NASDAQ Listing Rules. The NASDAQ notification letter provided the Company until September 18, 2019 to submit a plan to regain compliance. If the plan is accepted, NASDAQ can grant the Company an extension up to 180 calendar days from the date of the NASDAQ letter to demonstrate compliance.

Since 2015, due to the cost increase for raw materials, labor and environmental compliance as well as the slow-down of market growth and increased price competition in China, the revenue and net income from the Company’s fruit juice business has decreased significantly and our fixed assets usage rate has been at a very low level. In the meantime, Chinese banks have implemented a de-leveraging policy and been aggressively collecting outstanding loans. Furthermore, the Company’s new construction projects and facilities for fruit juice business could not be completed on schedule due to lack of funding and environmental control issues. This has resulted in the Company’s fruit juice business having a large amount of liabilities and bad assets, i.e. the business of HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”) and its operating subsidiaries in China. For fiscal year 2018, the Company had asset impairment of $148 million for HeDeTang HK and its subsidiaries, which has caused the shareholders’ equity of the Company in its consolidated financial statements to be reduced to negative $86.70 million, failing to meet the minimum $2.5 million shareholders’ equity requirement for continued listing on the NASDAQ Capital Market. After considering the continued listing requirements, timeline, and related costs as well as the difficulty of the operation conditions for fruit juice businesses, our Board reviewed the options and approved the Sale Transaction on September 17, 2019, with the intent of divesting the fruit juice business so that the Company can meet the shareholders equity requirement to regain compliance with NASDAQ and the Company’s management can better focus on the Company’s new business lines and growth strategies.  Additionally, our Board believes that the Sale Transaction will allow Future FinTech’s results of operations to not be as negatively affected by the adverse market conditions currently being experienced by the heavy asset and manufacturing operations of HeDeTang HK and its subsidiaries in China. On September 17, 2019, the Board approved the Sale Transaction and the submission of the matter to the vote of the Company’s shareholders at the Company’s Special Meeting. On September 18, 2019, the Company submitted its compliance plan to NASDAQ, indicating it plans to complete the Sale Transaction subject to shareholder approval, so that the shareholders equity of the Company will be more than $2.5 million, so as to regain compliance with NASDAQ Rules. On December 17, 2019, NASDAQ granted the Company an extension to obtain shareholder approval and complete the sale of HeDeTang HK on or before February 28, 2020.

Recommendation of Future FinTech’s Board of Directors and Reasons for the Sale Transaction

After careful consideration, the Company’s Board of Directors has determined that the Sale Transaction is fair to and in the best interests of the Company and its shareholders and unanimously recommends that you vote or give instruction to vote IN FAVOR of the Sale Transaction.

Reasons for the Sale Transaction

In evaluating the Sale Transaction and recommending that Future FinTech’s shareholders vote in favor of approval the Sale Transaction, Future FinTech’s Board of Directors, in consultation with Future FinTech’s senior management and outside legal counsel, considered numerous positive factors relating to the Sale Transaction, including the following material factors:

●	The Sale Transaction allows the Company to meet the $2.5 million shareholders equity requirement to regain compliance with NASDAQ rules.

●	Challenging market conditions affecting the business of HeDeTang, including, for example, increased costs of raw materials, low price for fruit juice products, heavy competition from online sellers and distributors, required upgrades of environmental protection devises for existing manufacturing facilities to meet heightened environmental standards, government-mandated interruptions in production due to pollution regulation and increased regulatory requirements for construction projects, have adversely affected the financial results of Future FinTech and slowed of its operations that are not dependent on the development and exploitation of heavy assets.

●	Following the completion of the Sale Transaction, Future FinTech will be able to focus on the strategic development of its ecommerce business.

●	Future FinTech will have a better ability to attract capital focused on the ecommerce industry, operational needs and growth strategies after the completion of the Sale Transaction.

●	The prospective risks to Future FinTech relating to the risks and uncertainties of maintaining its growth in the highly competitive market for juice products.

●	The Company’s Board of Directors concluded that the other strategic alternatives available to Future FinTech, such as continuing to operate its business as it currently does and pursuing its strategic plan and the possibility of growing its business through acquisitions and internal growth, were less attractive than the Sale Transaction under the circumstances.

●	The fact that resolutions approving the Sale Transaction were unanimously approved by Future FinTech’s Board of Directors, which is comprised of a majority of independent directors.

In the course of reaching the determinations and decisions and making the recommendation described above, Future FinTech’s Board of Directors, in consultation with Future FinTech’s senior management and outside legal counsel, considered the risks and potentially negative factors relating to the Sale Transaction, including the following material factors:

●	The possibility that the share price of Future FinTech may decline so that we may not continue to meet NASDAQ’s continued listing requirements.

●	The possibility that the consummation of the Sale Transaction may be delayed or not occur at all, and the adverse impact of non-compliance with NASDAQ rules, the risk of NASDAQ delisting procedures, as well as the impact that such events would have on Future FinTech and its business as management continues to devote time and attention to effect the consummation or other options to regain compliance with NASDAQ rules.

●	The possible disruption to Future FinTech’s business that may result from announcement of the Sale Transaction and the resulting distraction of management’s attention from the day-to-day operations of its business.

●	The potential negative effect of the pendency of the Sale Transaction on Future FinTech’s business, including uncertainty about the effect of the proposed Sale Transaction on the Company’s employees, customers and other parties, which may impair its ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with Future FinTech.

●	The possibility that Future FinTech’s shareholders could commence litigation in connection with the Sale Transaction.

●	The possibility that Future FinTech will not be able to attract and maintain sufficiently skilled employees to develop and exploit the new line of e-commerce business, software and related technology.

●	The cost to Future FinTech of preparing for and consummating the Sale Transaction.

Future FinTech’s Board of Directors believed that, overall, the potential benefits of the Sale Transaction to Future FinTech’s shareholders outweighed the risks and uncertainties of the Sale Transaction.

Following the completion of the Sale Transaction, the main business operations of Future FinTech will be focused on our real-name and membership-based blockchain shared shopping mall platform.

On January 22, 2019, the Company formally launched GlobalKey SharedMall, also known as Chain Cloud Mall (CCM) v1.0, the real-name and membership-based blockchain shared shopping mall platform that integrates blockchain and internet technology and distinguishes itself by utilizing the automatic value distribution system of blockchain and sharing the value of the platform to all the participants in the system.

On June 1, 2019, CCM v2.0 was launched. Compared to the 1.0 version, CCM v2.0 has a wider variety of product categories, easier user interface, more transparent information, more stable operations, a higher security level, and faster logistics. Currently, CCM v2.0 adopts a “multi-vendor hosted stores + platform self-hosted stores” model, supported by multiple local warehouses in different regions. The platform supports various marketing methods, including point rewards programs, coupons, live webcasts, game interaction, and social media sharing. Besides the blockchain-powered features, CCM v2.0 is also fully equipped with the same functions and services that other Chinese leading traditional e-commerce platforms provide.

CCM’s blockchain-powered QRO plan enables CCM to record every event or transaction on a distributed ledger and make the whole process traceable. CCM is adopting an unalterable anti-counterfeit code to be issued by manufacturers, which can ensure the authenticity of products and directly link manufacturers with their targeted customers as a way of precision marketing.

Based on blockchain technology, CCM is established to transform the relationship between companies and consumers from traditional selling and buying relationships to a value-sharing relationship. The platform will fairly distribute the benefit of the entire mall to users who engage in promotion, development, and consumption based on their contributions to the platform. The members of CCM are not only consumers and entrepreneurs but also participants, promoters and beneficiaries.

The CCM shared shopping mall platform is designed to be a block-chain based shopping mall for merchants and goods, not the exchange of digital currencies, and it currently only accepts payment from credit cards, Alipay and Wechat.

We offer high-quality products at attractive prices and incentivize our members to promote our platform and share our products with their social contacts. Our platform has attracted a growing base of users, including members and non-members. These users are actively purchasing products on our platform. Since our trial operations of our platform began on December 26, 2018, we had approximately 164 and 6,071 users as of December 31, 2018 and September 30, 2019, respectively.

Members are the key participants on our platform and drivers of our growth. Our members typically pay to gain access to a dedicated app that provides access to a curated selection of products, exclusive membership benefits, and features, including discounted prices and point rewards. Members can refer others to become members and are rewarded for doing so. Members can also promote products on various social platforms and are rewarded if those users purchase our products. We currently generate revenues primarily from fixed membership fees and selling products on our platform to users, including both members and non-members.

Currently, there are two kinds of membership programs, Diamond Elite and Silver Elite, with different membership fees. The members are required to log onto Chain Cloud Mall (CCM) app or web portal in order to download some of their rewards points each day. The member could download all of his/her rewards points if he/she logs onto the app or web portal for at least 200 days within the membership’s validity period, which is 365 days. Members must renew their membership before expiration to continue earning points and enjoy discounts. A non-member user can purchase products from the platform, but does not enjoy the above-mentioned benefits.

Membership revenue is recognized when a member registers and makes his/her first order on CCM app or web portal.

Membership benefits are as follows:

1)	Receive a merchandise gift package

2)	Exclusive discounts for merchandise sold on the Chain Cloud Mall (CCM) Web and App

3)	Receive CCM-Points upon a successful new member and product referral

CCM-Points can be used as coupons for the member’s future purchases on our app and website.

In order to promote our membership program, we currently allow our users to join the membership program by purchasing merchandise of the equivalent value of the membership fee through our CCM app or website, as an alternative to paying the upfront fixed membership fee.

CCM-Points can only be used as credit when making purchases on our platform, with one CCM Point representing RMB1.00. CCM-Points cannot be redeemed for cash. Members may transfer CCM Points to others.

From December 2018, the trial period when our e-commerce platform launched, until September 30, 2019, we received proceeds of RMB 9,025,880, approximately $1,276,121 from the fixed membership fees and merchandise sales with 6,071 members and 6,233 orders. For the three months ended September 30, 2019, we received RMB2,153,935, approximately $653,578 in proceeds from 2,057 members with 2,169 orders.

Interests of Future FinTech’s Directors and Officers in the Sale Transaction

As of January [●], 2020, the directors and executive officers of Future FinTech as a group owned and were entitled to vote [●] shares of the common stock of the Company, representing approximately [●%] of the outstanding shares of Future FinTech common stock on that date. Future FinTech expects that its directors and executive officers will vote their shares in favor of the Sale Transaction, but none of the Company’s directors or executive officers other has entered into any agreement obligating any of them to do so.

Besides the equity ownership of Future FinTech detailed above, the directors and executive officers of the Company do not have interests different than the other shareholders of Future FinTech.

Completion and Effective Time of the Sale Transaction

We are working to complete the Sale Transaction as quickly as possible, and we expect to complete all transactions in the first quarter of 2020. However, Future FinTech cannot assure you when or if the Sale Transaction will occur. The Sale Transaction is subject to shareholder approval and other conditions, and it is possible that factors outside the control of Future FinTech could result in the Sale Transaction being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Sale Transaction.

Appraisal Rights

Future FinTech shareholders do not have appraisal rights in connection with the Sale Transaction under the Florida Business Corporation Act.

Accounting Treatment

The proposed Sale Transaction is expected to be accounted for as assets held for sale. The results of operations of HeDeTang HK will be treated as discontinued operations.

United States Federal Income Tax Consequences of the Sale Transaction

The following discussion is a summary of certain U.S. federal income tax consequences of the Sale Transaction. This discussion is based on current provisions of the Code, applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial opinions, and published positions of the Internal Revenue Service, all as in effect as of the date of this document. Such authorities are subject to change or differing interpretations at any time, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements in this proxy statement. This discussion does not address any U.S. federal tax considerations other than those relating to income tax (e.g., estate and gift taxes), nor does it address any state, local, or foreign tax considerations or any tax reporting requirements.

The Sale Transaction will not result in any immediate U.S. federal income tax consequences to Future FinTech stockholders.

The Sale Transaction will generally be taxable to Future FinTech for U.S. federal income tax purposes, and it is expected that Future FinTech will recognize a net loss for U.S. federal income tax purposes as a result of the Sale Transaction.

THIS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THE U.S. FEDERAL INCOME TAX TREATMENT OF THESE TRANSACTIONS IS COMPLEX. ACCORDINGLY, EACH SHAREHOLDER WHO IS A U.S. HOLDER IS STRONGLY URGED TO CONSULT HIS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE TRANSACTIONS WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

Regulatory Approvals Required for the Sale Transaction

The Sale Transaction is not subject to any additional federal or state regulatory requirement or approval, except for filings of the share transfer with the competent authority of Hong Kong and compliance with regulations of the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

FUTURE FINTECH GROUP INC.

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical operational data of Future FinTech Group Inc. (the “Company”). The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect after the sale (the “Sale Transaction”) by the Company and its subsidiaries of HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”) the Company’s juice manufacturing business unit, to New Continent International Co., Ltd., a company incorporated in the British Virgin Islands (the “Purchaser”). The HeDeTang HK Sale Transaction was entered on September 18, 2019 pursuant to a Share Transfer Agreement (the “Agreement”), by and between SkyPeople Foods Holdings Limited, a company incorporated in the British Virgin Islands (“SkyPeople Foods”) and a wholly owned subsidiary of Future FinTech Group Inc. (the “Company”), and the Purchaser. Pursuant to the terms of the Agreement, SkyPeople Foods will sell all of the issued and outstanding shares of HeDeTang HK, a wholly owned subsidiary of SkyPeople Foods, to the Purchaser for a total of RMB 600,000, or approximately US $85,714 (the “Purchase Price”), which value is primarily derived from HeDeTang HK’s wholly-owned subsidiary HeDeJiaChuan Holdings Co., Ltd. and 73.41% owned subsidiary SkyPeople Juice Group Co., Ltd. (“SkyPeople China”).

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 reflects the pro forma effect as if the sale of HeDeTang HK was consummated at September 30,2019. The unaudited pro forma condensed consolidated statements of operations of the Company for the periods ended December 31, 2018 and September 30, 2019, respectively, assume that the sale was consummated on January 1, 2018 and January 1, 2019, respectively.

The historical consolidated financial statements referred to above for the Company were included in the financial information of its quarterly reports as of September 30, 2019.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Sale Transaction, (b) are factually supportable and (c) with respect to the statements of operations, have a continuing impact on consolidated results of the Company. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial information does not reflect the tax consequences in any jurisdictions attributable to the Sale Transaction, and it does not reflect future events that may occur after the sale, including potential general and administrative cost savings. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the Company’s future operating results. The pro forma adjustments are subject to change and are based upon currently available information.

FUTURE FINTECH GROUP INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

FOR THE PERIOD ENDED SEPTEMBER 30, 2019

Currency: USD

	Historical As Reported	Historical HedeTang HK	Pro Forma Adjustments	Notes:	Pro Forma

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$135,056	$90,435	$-		$44,620
Accounts receivable, net of allowance	259,396	175,630	52,737	(1)	31,029
Other receivables	19,286,715	18,914,023	(7,983,827)	(1)	8,356,518
Inventories	418,957	290,269	-		128,688
Advances to suppliers and other current assets	213,090	3,210	-		209,880
TOTAL CURRENT ASSETS	20,313,212	19,473,567	(7,931,090)		8,770,736

Property, plant and equipment, net	1,307,966	1,304,597	-		3,369
Intangible assets	27,949,819	15,367,771	-		12,582,048
Long term Investment	15,000,000	-	-	(2)	15,000,000
Other Assets		1	(1)
TOTAL ASSETS	64,570,998	36,145,936	(7,931,091)		36,356,153

LIABILITIES

CURRENT LIABILITIES
Accounts payable	12,171,863	10,130,243	5,766	(1)	2,035,854
Accrued expenses	88,680,826	67,465,309	(6,113,792)	(1)	27,329,309
Advances from customers	1,356,668	446,680	3,397	(1)	906,591
Short-term bank loans	6,725,389	5,655,389	-		1,070,000
TOTAL CURRENT LIABILITIES	108,934,747	83,697,621	(6,104,629)		31,341,754

NON-CURRENT LIABILITIES
Long-term loan	31,445,002	31,080,538	-		364,463
TOTAL NON-CURRENT LIABILITIES	31,445,002	31,080,538	-		364,463
TOTAL LIABILITIES	140,379,749	114,778,159	(6,104,629)		31,706,218

STOCKHOLDER’ EQUITY

Future FinTech Group and HeDeTang HongKong Stockholders’ equity
Common stock, US$0.001 and HK$1.00 par value, 32,17,083 and 10,000 shares issued and outstanding, as of September 30, 2019, respectively	32,317	1,278	-		31,039
Additional paid-in capital	115,334,756	38,759,859	15,589,563	(1)	60,985,334
Retained earnings	(193,112,233)	(126,162,350)	(29,104,357)	(1)	(37,845,526)
Accumulated other comprehensive loss	(1,634,100)	4,624,147	9,012,188	(1)	(15,270,435)
Total FUTURE FINTECH GROUP INC. stockholders’ equity	(79,379,261)	(82,777,067)	(4,502,606)		7,900,412
Non-controlling interests	3,570,510	4,144,843	2,676,144	(1)	(3,250,477)
TOTAL STOCKHOLDERS’ EQUITY	(75,808,751)	(78,632,224)	(1,826,462)		4,649,936

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$64,570,998	$36,145,936	$(7,931,091)		$36,356,153

The accompanying notes are an integral part of these consolidated financial statements.

FUTURE FINTECH GROUP INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

Currency: USD

	Historical As Reported	Historical HeDeTang HK	Pro Forma Adjustments	Notes:	Pro Forma
Revenue	$888,670	654,012	$-	(3)	$234,658
Cost of goods sold	975,042	829,571	-	(3)	145,471
Gross profit	(86,372)	(175,559)	-		89,187

Operating Expenses
General and administrative expenses	11,944,924	5,190,890	-	(3)	6,754,034
Selling expenses	188,579	173,545	-	(3)	15,034
Impairment Loss	178,296,747	110,669,439	-	(3)	67,627,308
Total operating expenses	190,430,250	116,033,874	-	(3)	74,396,376

Loss from operations	(190,516,622)	(116,209,434)	-		(74,307,189)

Other (expenses) income
Interest income	1,372	661	-	(3)	711
Interest expenses	(1,624,683)	(1,624,683)	-	(3)
Other income(expenses)	2,387,813	1,374,474	-	(4)	1,013,339
Total other income (expenses)	764,502	(249,548)	-		1,014,050

Loss from Continuing Operations before Income Tax	(189,752,120)	(116,458,982)	-		(73,293,139)
Income tax provision	237	(0)	-	(5)	237
Loss from Continuing Operations before Minority Interest	(189,752,357)	(116,458,981)	-		(73,293,376)

Less: Net loss attributable to non-controlling interests	(15,741,937)	(13,190,902)	-		(2,551,035)

Loss from Continuing Operations	(174,010,420)	(103,268,079)	-	(6)	(70,742,341)

Earning per share:
Basic earnings per share from continued operation	(8.04)	4.77			(3.27)
Basic earnings per share from discontinued operation	0.19	(0.19)			-
	$(7.85)	$4.58	$-		$(3.27)
Diluted Earning per share:
Diluted earnings per share from continued operation	(7.92)	4.70			(3.22)
Diluted earnings per share from discontinued operation	0.18	(0.18)			-
	$(7.74)	$4.52	$-		$(3.22)
Weighted average number of shares outstanding
Basic	21,636,146	10,000	-		21,626,146
Diluted	21,966,612	10,000	-		21,956,612

The accompanying notes are an integral part of these consolidated financial statements.

FUTURE FINTECH GROUP INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

Currency: USD

	Historical As Reported	Historical HeDeTang HK For The Period Ended	Pro Forma Adjustments	Notes:	Pro Forma
Revenue	$818,611	$59,723	$10,467	(3)	$748,421
Cost of goods sold	381,166	58,179	10,467	(3)	312,520
Gross profit	437,445	1,544	-		435,901

Operating Expenses
General and administrative expenses	4,172,266	1,436,214	-	(3)	2,736,052
Selling expenses	878,084	76,472	-	(3)	801,612
Research and development expenses	62,752	21,623	-	(3)	41,129
Impairment Loss	(22,820)	(29,883)	-	(3)	7,063
Total operating expenses	5,090,282	1,504,427	-		3,585,855
		-
Loss from operations	(4,652,837)	(1,502,882)	-		(3,149,954)
		-
Other (expenses) income		-
Interest income	4,072	88	-	(3)	3,984
Interest expenses	(449,163)	(314,956)	-	(3)	(134,207)
Other income(expenses)	71,375	59,725	-	(4)	11,650
Total other income (expenses)	(373,716)	(255,143)	-		(118,573)

Loss from Continuing Operations before Income Tax	(5,026,553)	(1,758,026)	-		(3,268,527)
Income tax provision	-	-		(5)	-
Loss from Continuing Operations before Minority Interest	(5,026,553)	(1,758,026)	-		(3,268,527)
		-
Less: Net loss attributable to non-controlling interests	(1,030,611)	(461,352)	-		(569,259)
		-
Loss from Continuing Operations	(3,995,942)	(1,296,674)	-	(6)	(2,699,268)

Earning per share:
Basic earnings per share from continued operation	(0.13)	(127.21)			(0.09)
Basic earnings per share from discontinued operation	-	-			-
	$(0.13)	$(127.21)	$-		$(0.09)
Diluted Earning per share:
Diluted earnings per share from continued operation	(0.12)	(127.21)			(0.08)
Diluted earnings per share from discontinued operation	-	-			-
	$(0.12)	$(127.21)	$-		$(0.08)
Weighted average number of shares outstanding
Basic	31,340,160	10,000			31,330,160
Diluted	32,009,683	10,000			31,999,683

The accompanying notes are an integral part of these consolidated financial statements.

FUTURE FINTECH GROUP INC

CONSOLIDATED BALANCE SHEETS OF COMPARISON BETWEEN PRO FORMA AND FUTURE FINTECH GROUP INC.

Currency: USD

	Pro Forma September 30, 2019	Historical As Reported December 31, 2018	Historical As Reported December 31, 2017

ASSETS

CURRENT ASSETS
Cash and cash equivalents	44,620	253,804	4,586,757
Accounts receivable, net of allowance of $0 as of September 30, 2019, $16,241,049 December 31, 2018 and $3,081,437 December 31, 2017, respectively	31,029	73,244	17,156,130
Other receivables	8,356,518	23,774,163	36,709,486
Inventories	128,688	63,017	2,097,307
Advances to suppliers and other current assets	209,880	-	1,437,657
TOTAL CURRENT ASSETS	8,770,735	24,164,227	61,987,337

Property, plant and equipment, net	3,369	2,336,036	28,065,460
Intangible assets	12,582,048	21,446,345	33,118,454
Long term Investment	15,000,000	15,000,000	-
Other Assets	-	-	67,509,002
TOTAL ASSETS	36,356,153	62,946,609	190,680,253

LIABILITIES

CURRENT LIABILITIES
Accounts payable	2,035,854	11,054,290	11,277,706
Accrued expenses	27,329,309	99,131,073	99,910,577
Advances from customers	906,591	1,160,029	655,938
Short-term bank loans	1,070,000	5,828,185	6,121,637
TOTAL CURRENT LIABILITIES	31,341,754	117,173,578	117,965,858

NON-CURRENT LIABILITIES
Long-term loan	364,463	32,450,867	22,252,150
Obligations under capital leases	-	-	17,512,402
TOTAL NON-CURRENT LIABILITIES	364,463	32,450,867	39,764,552
TOTAL LIABILITIES	31,706,218	149,624,445	157,730,410

STOCKHOLDER’ EQUITY

Future FinTech Group (FTFT) and HeDeTang HongKong (HETG) Stockholders’ equit
Common stock, US$0.001 and HK$1.00 par value, respectively; For FTFT 31,017,083 and 5,370,245 shares issued and outstanding as of December 31, 2018 and 2017; For HDTG 10,000 shares issued and outstanding as of September 30, 2019	31,039	31,017	5,173
Additional paid-in capital	60,985,334	105,737,256	109,090,782
Retained earnings	(37,845,526)	(188,085,680)	(2,346,689)
Accumulated other comprehensive loss	(15,270,435)	(8,961,549)	(94,142,481)
Total FUTURE FINTECH GROUP INC. stockholders’ equity	7,900,412	(91,278,957)	12,606,785
Non-controlling interests	(3,250,477)	4,601,121	20,343,058
TOTAL STOCKHOLDERS’ EQUITY	4,649,936	(86,677,836)	32,949,843

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,356,153	$62,946,609	$190,680,253

The accompanying notes are an integral part of these consolidated financial statements.

FUTURE FINTECH GROUP INC

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME OF COMPARISON BETWEEN PRO FORMA AND FUTURE FINTECH GROUP INC.

Currency: USD

	Pro Forma For the Period ended September	Pro Forma For the Year Ended	Historical As Reported For the Year Ended
	2019	2018	2018
Revenue	748,421	234,658	888,670
Cost of goods sold	312,520	145,471	975,042
Gross profit	435,901	89,187	(86,372)

Operating Expenses
General and administrative expenses	2,736,052	6,754,034	11,944,924
Selling expenses	801,612	15,034	188,579
Research and development expenses	41,129
Impairment Loss	7,063	67,627,308	178,296,747
Total operating expenses	3,585,855	74,396,376	190,430,250

Loss from operations	(3,149,954)	(74,307,189)	(190,516,622)

Other (expenses) income
Interest income	3,984	711	1,372
Interest expenses	(134,207)		(1,624,683)
Other income(expenses)	11,650	1,013,339	2,387,813
Total other income (expenses)	(118,573)	1,014,050	764,502

Income from Continuing Operations before Income Tax	(3,268,527)	(73,293,139)	(189,752,120)
Income tax provision		237	237
Income from Continuing Operations before Minority Interest	(3,268,527)	(73,293,376)	(189,752,357)

Less: Net income attributable to non-controlling interests	(569,259)	(2,551,035)	(15,741,937)

Income from Continuing Operations	(2,699,268)	(70,742,341)	(174,010,420)

Discontinued Operations
Income from discontinued operations	–	–	4,013,367
NET INCOME ATTRIBUTABLE TO FUTURE FINTECH GROUP INC	(2,699,268)	(70,742,341)	(169,997,053)

Earnings per share:
Basic earnings per share from continued operation	(0.09)	(3.27)	(8.04)
Basic earnings per share from discontinued operation	–	–	0.19
	(0.09)	(3.27)	(7.85)
Diluted Earnings per share:
Diluted earnings per share from continued operation	(0.08)	(3.24)	(7.92)
Diluted earnings per share from discontinued operation	–	–	0.18
	(0.08)	(3.24)	(7.74)
Weighted average number of shares outstanding
Basic	31,330,160	21,626,146	21,636,146
Diluted	31,999,683	21,956,612	21,966,612

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Description of Sale Transaction and Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 reflects the pro forma effect as if the sale of HeDeTang HK was consummated at September 30,2019. The unaudited pro forma condensed consolidated statements of operations of the Company for the periods ended December 31, 2018 and September 30, 2019, respectively, assume that the sale was consummated on January 1, 2018 and January 1, 2019, respectively.

The following unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect after the sale (the “Sale Transaction”) of HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”) and its subsidiaries, the Company’s fruit juice manufacturing business, to New Continent International Co., Ltd., a company incorporated in the British Virgin Islands (the “Purchaser”).

The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Future FinTech Group Inc. (the “Company”), which were included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and Annual Report on Form 10-K for the year ended December 31, 2018. The unaudited pro forma condensed consolidated balance sheet reflects the pro forma effect as if the sale of HeDeTang HK had been completed by the third quarter of 2019. The unaudited pro forma condensed consolidated statements of operations of the Company adjusted the Company’s income statements to reflect the pro forma effect as if the sale of HeDeTang HK was completed on September 30, 2019 and December 31, 2018. The pro forma adjustments reflect transactions and events that are directly attributable to the post sale transaction and factually supportable.

Notes of Pro Forma Adjustments:

(1)	The pro forma balance sheet reflects how the sale transaction might have affected historical financial statements of the Company if the transaction had been consummated by the end of September, 2019. Assets, liabilities and equity that were belong to HeDeTang HK would be sold off by the Sale Transaction.
(2)	Long term investment remains with the Company.
(3)	It assumes that the Sale Transaction was effective on September 30, 2019 and December 31, 2018, to which that external income, costs and expenses of HeDeTang HK in the pro forma income statement were accounted for and intercompany income, costs and expenses were eliminated. The income and cost of goods sold in the pro forma condensed statement of comprehensive income was from continuing operations of new business sections that were CCM membership and sales of goods through e-commerce platform.
(4)	The consolidated pro forma income statements excluded the assumption of gain or loss from the disposition of HeDeTang HK because of insignificant cash inflows, and it assumes there would be no material nonrecurring charges or credits or occurrence of unusual events which result directly from the transaction.
(5)	The unaudited pro forma condensed consolidated financial information does not reflect related tax effects in any jurisdictions attributable to the Sale Transaction.
(6)	Basic and fully diluted per share data based on continuing operations after the Sale Transaction, since the Sale Transaction would not involve the issuance of securities of the Company.

CONSOLIDATED BALANCE SHEETS OF COMPARISON BETWEEN HEDETANG HONGKONG AND FUTURE FINTECH GROUP INC.

	Historical September 30, 2019 HedeTang HK	Historical December 31, 2018 As Reported

ASSETS

CURRENT ASSETS
Cash and cash equivalents	90,435	253,804
Accounts receivable, net of allowance	175,630	73,244
Other receivables	18,914,023	23,774,163
Inventories	290,269	63,017
Advances to suppliers and other current assets	3,210	–
TOTAL CURRENT ASSETS	19,473,567	24,164,227

Property, plant and equipment, net	1,304,597	2,336,036
Intangible assets	15,367,771	21,446,345
Long term Investment	–	15,000,000
Other Assets	1	–
TOTAL ASSETS	36,145,936	62,946,609

LIABILITIES

CURRENT LIABILITIES
Accounts payable	10,130,243	11,054,290
Accrued expenses	67,465,309	99,131,073
Advances from customers	446,680	1,160,029
Short-term bank loans	5,655,389	5,828,185
TOTAL CURRENT LIABILITIES	83,697,621	117,173,578

NON-CURRENT LIABILITIES
Long-term loan	31,080,538	32,450,867
TOTAL NON-CURRENT LIABILITIES	31,080,538	32,450,867
TOTAL LIABILITIES	114,778,159	149,624,445

STOCKHOLDER’ EQUITY

Future FinTech Group and HeDeTang HongKong, Stockholders’ equity
Common stock, US$0.001 and HK$1.00 par value; For FTFT: 32,017,083 shares and 31,017,083 shares issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively. For HeDeTang HK: 10,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018.	1,278	31,017
Additional paid-in capital	38,759,859	105,737,256
Retained earnings	(126,162,350)	(188,085,680)
Accumulated other comprehensive loss	4,624,147	(8,961,549)
Total HeDeTang Hong Kong stockholders’ equity	(82,777,067)	(91,278,957)
Non-controlling interests	4,144,843	4,601,121
TOTAL STOCKHOLDERS’ EQUITY	(78,632,224)	(86,677,836)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,145,936	$62,946,609

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME OF COPARISON BETWEEN HEDETANG HONGKONG AND FUTURE FINTECH GROUP INC.

	Historical HeDeTang HK For The Period Ended September	Historical As Reported For the Year Ended
	2019	2018
Revenue	59,723	888,670
Cost of goods sold	58,179	975,042
Gross profit	1,544	(86,372)

Operating Expenses
General and administrative expenses	1,436,214	11,944,924
Selling expenses	76,472	188,579
R&D expenses	21,623
Impairment Loss	(29,883)	178,296,747
Total operating expenses	1,504,427	190,430,250

Loss from operations	(1,502,882)	(190,516,622)

Other (expenses) income
Interest income	88	1,372
Interest expenses	(314,956)	(1,624,683)
other income(expenses)	59,725	2,387,813
Total other expenses	(255,143)	764,502

Income from Continuing Operations before Income Tax	(1,758,026)	(189,752,120)
Income tax provision		237
Income from Continuing Operations before Minority Interest	(1,758,026)	(189,752,357)

Less: Net income attributable to non-controlling interests	(461,352)	(15,741,937)

Income from Continuing Operations	(1,296,674)	(174,010,420)

Earnings per share:
Basic earnings per share from continued operation	(127.21)	(8.04)
Basic earnings per share from discontinued operation	–	0.19
	(127.21)	(7.85)
Diluted Earnings per share:
Diluted earnings per share from continued operation	(127.21)	(7.92)
Diluted earnings per share from discontinued operation	–	0.18
	(127.21)	(7.74)
Weighted average number of shares outstanding
Basic	10,000	21,636,146
Diluted	10,000	21,966,612

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF HEDETANG HONGKONG

FOR THE PERIOD ENDED SEPTEMBER 30, 2019

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Preparation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, or US GAAP.

Hedetang Hongkong (“the Company”)’s functional currency is the Chinese Renminbi (RMB); however, the accompanying consolidated financial statements have been translated and presented in United States Dollars (USD).

According to USGAAP Code No. 810-10-15-8, for legal entities other than limited partnerships, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

Hedetang Holding Co Limited (ShenZhen) (“Hedetang Shenzhen) is 19.88% owned by the company. As the company designated the CEO and sent two thirds of board of directors, the company controls the Hedetang ShenZhen, and consolidates it and its three subsidiaries’ financial statements.

On March 26, 2018, the company acquired 19.88% of the shares of Hedetang Holdings (Shenzhen) Co., Limited which is an NEEQ listed company, through Shenzhen Hedetang Industrial Co., Ltd. The business scope of Hedetang Holdings (Shenzhen) Limited is information consultation (excluding restricted projects and talent intermediary services); import and export business (except for the items prohibited by laws, administrative regulations and by the state council, the restricted items can only be operated after obtaining the permission); venture capital business; business information consulting, financial, investment and enterprise management consulting (the above items do not include restricted items); research and development of prepackaged food and health food, pre-packaged food, health food production and sales; and information service business (internet information service business only).

The consolidated financial statements include the accounts of the Company and its subsidiaries. The condensed consolidated financial statements are prepared in accordance with U.S. GAAP. All significant inter-company accounts and transactions have been eliminated.

Certain amounts of prior years were reclassified to conform with current year presentation.

b) Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with US GAAP and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. The significant areas requiring the use of management estimates include, but not limited to, the allowance for doubtful accounts receivable, estimated useful life and residual value of property, plant and equipment, provision for staff benefit, valuation of change in fair value of warrant liability, recognition and measurement of deferred income taxes and valuation allowance for deferred tax assets. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

c) Impairment of Long-Lived Assets

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, or it is reasonably possible that these assets could become impaired as a result of technological or other industrial changes. The determination of recoverability of assets to be held and used is made by comparing the carrying amount of an asset to future undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

Fair Value of Financial Instruments

The Company has adopted FASB Accounting Standard Codification Topic on Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable input, which may be used to measure fair value and include the following:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Input other than Level 1 that is observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other input that is observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable input that is supported by little or no market activity and that is significant to the fair value of the assets or liabilities.

Our cash and cash equivalents and restricted cash are classified within level 1of the fair value hierarchy because they are value using quoted market price.

Cash and Cash Equivalents

Cash and cash equivalents included cash on hand and demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and with an original maturity of three months or less.

Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. The Company believes the probability of a bank failure, causing loss to the Company, is remote.

Accounts Receivable and Allowances

Accounts receivable are recognized and carried at the original invoice amounts less an allowance for any uncollectible amount. We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in our existing accounts receivable. We extend credit to our customers based on an evaluation of their financial condition and other factors. We generally do not require collateral or other security to support accounts receivable. We perform ongoing credit evaluations of our customers and maintain an allowance for potential bad debts if required.

We determine whether an allowance for doubtful accounts is required by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations. In these cases, we use assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. We may also record a general allowance as necessary.

Inventories

Inventories consist of raw materials, packaging materials (which include ingredients and supplies) and finished goods (which include finished juice in the bottling, canning operations and other). Inventories are valued at the lower of cost or market. We determine cost on the basis of the weighted average method. The Company periodically reviews inventories for obsolescence and any inventories identified as obsolete are reserved or written off.

Revenue Recognition

We adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) from January 1, 2018. Revenues for the period ended September 30, 2019 were presented under ASC 606.

We recognize revenues when we satisfy a performance obligation by transferring a promised good or service (that is, an asset) to a customer. An asset is transferred when the customer obtains control of that asset. Customers have no contractual right to return products. Historically, the Company has not had any returned products. Accordingly, no provision has been made for returnable goods. The Company is not required to rebate or credit a portion of the original fee if it subsequently reduces the price of its product and the distributor still has rights with respect to that product.

To achieve that core principle, we apply the five steps defined under Topic 606: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. We assess its revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue arrangements with multiple performance obligations are divided into separate distinct goods or services. We allocate the transaction price to each performance obligation based on the relative standalone selling price of the goods or services provided. Revenue is recognized upon the transfer of control of promised goods or services to a customer.

Revenue is recorded net of value-added tax. Revenue is recognized when the receipt of the merchandise is confirmed by the customers, which is the point that the title of the goods is transferred to the customer.

Shipping and Handling Costs

Shipping and handling amounts billed to customers in sales transactions are included in sales revenues and shipping expenses incurred by the Company are reported as a component of selling expenses.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any impairment losses. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are expensed as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income.

Construction in progress primarily represents the construction or the renovation costs of plant, machinery and equipment stated at cost less any accumulated impairment loss, which is not depreciated. Costs and interest on borrowings incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences. Cost of repairs and maintenance is expensed as incurred.

Depreciation related to property, plant and equipment used in production is reported in cost of sales, and includes amortized amounts related to capital leases. We estimated that the residual value of the Company’s property and equipment ranges from 3% to 5%. Property, plant and equipment are depreciated over their estimated useful lives as follows:

Buildings	20-30 years
Machinery and equipment	5-10 years
Furniture and office equipment	3-5 years
Motor vehicles	5 years

Intangible Assets

Acquired intangible assets are recorded at fair value and amortized over their useful lives if the assets are deemed to have a finite life and they are tested for impairment. The fair value of an intangible asset is the amount that would be determined if the entity used the assumptions that market participants would use if they were pricing the intangible asset. The useful life of an intangible asset is determined by using the time period that an intangible is estimated to contribute directly or indirectly to a company’s future cash flows.

Foreign Currency and Other Comprehensive Income

The financial statements of the Company’s foreign subsidiaries are measured using the local currency as the functional currency; however, the reporting currency of the Company is the United States dollar (“USD”). Assets and liabilities of the Company’s foreign subsidiaries have been translated into USD using the exchange rate at the balance sheet date, while equity accounts are translated using historical exchange rate. The average exchange rate for the period has been used to translate revenues and expenses. Translation adjustments are reported separately and accumulated in a separate component of equity (cumulative translation adjustment).

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Land Use Right

The Company paid in advance for land use rights according to Chinese law. Prepaid land use rights are being amortized and recorded as lease expenses using the straight-line method over the use terms of the lease, which are 40 to 50 years.

Research and Development

Research and development costs are expensed when incurred and are included in operating expenses.

2. SEGMENT REPORTING

The Company operates in three segments as of September 30, 2019: concentrated juice, fruit juice beverages, and others. Our concentrated juice and juice beverages is primarily produced by the Company’s Jingyang factory. The Company’s other products include health care product and other by products, such as kiwifruit seeds. The Company sells its Hedetang branded bottled fruit beverages domestically primarily to supermarkets and whole sellers in the PRC.

3. INVENTORIES

Inventories by major categories are summarized as follows:

September 30, 2019

Raw materials and packaging	$113,211
Finished goods	177,058
Inventories	$290,269

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

September 30, 2019

Machinery and equipment	$31,748,867
Furniture and office equipment	224,391

Buildings	31,593,200
Electronic and other equipment	3,499,746
Subtotal	67,066,204
Less: accumulated depreciation	38,963,127
Less: Impairment loss	26,798,480
Net property and equipment	$1,304,597

5. INTANGIBLE ASSETS -LAND USAGE RIGHTS

According to the laws of the PRC, the government owns all of the land in the PRC. The government of the PRC, its agencies and collectives hold all land ownership. Companies or individuals are authorized to use the land only through land usage rights granted by the PRC government. Land usage rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fee. Accordingly, the Company paid in advance for land usage rights. Prepaid land usage rights are being amortized and recorded as lease expenses using the straight-line method over the terms of the leases, which range from 40 to 50 years.

September 30, 2019

Cost	$17,527,754
Less: Accumulated amortization	2,159,983
Less: Impairment Loss	6,895,078
$15,367,771

6. DISCONTINUED OPERATIONS

The Company’s Huludao Wonder operation, a subsidiary which produces concentrated apple juice, suffered continued operating losses in the three fiscal years prior to 2017 and its cash flow was minimal for these three years. In December 2016, the Company established a winding-down plan to close this operation. Based on the restructuring plan and in accordance with EITF 03-13, the Company presented the operating results from Huludao Wonder as a discontinued operation, as the Company believed that no continued cash flow would be generated by the disposed component (Huludao Wonder) and that the Company would have no significant continuing involvement in the operation of the discontinued component. Management of the Company initiated a plan to sell the property located in Huludao in December 2016, and ceased the depreciation of the property in accordance with SFAS No. 144. In accordance with the restructuring plan, the Company intended to transfer the concentrated fruit juice production equipment in Huludao Wonder to another subsidiary and to sell the land and facilities upon favorable circumstances.

In year 2016, Huludao Wonder stopped payment of interest on the loan it borrowed during 2016. The bank sued Huludao Wonder, and the result was that according to the judgment and enforcement of the court, Huludao Wonder’s fixed assets offset the long-term borrowings, along with its owed interest. Since the loan amount is larger than the remaining value of the fixed assets, the transaction became non-operating income for this subsidiary.

DESCRIPTION OF FUTURE FINTECH SECURITIES

Given below is a summary of the material features of Future FinTech’s securities. This summary is not a complete discussion of the certificate of incorporation and bylaws of Future FinTech that create the rights of its shareholders. You are urged to read carefully the certificate of incorporation and bylaws, which have been filed as exhibits to SEC reports filed by Future FinTech. Please see “Where You Can Find More Information” for information on how to obtain copies of those instruments.

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable amendments hereto, summarizes the current material terms and provisions of our common stock and preferred stock. For the complete terms of our common stock and preferred stock, please refer to our Articles of Incorporation, as amended, which may be further amended from time to time, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended from time to time. The Florida Business Corporations Act may also affect the terms of these securities.

On March 10, 2016, the Company filed with the Florida Secretary of State’s office an amendment to its Articles of Incorporation. As a result of the Articles of Amendment, the Company authorized and approved an 1-for-8 reverse stock split of the Company’s authorized shares of common stock (“Common Stock”) from 66,666,666 shares to 8,333,333 shares, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). The common stock continues have a par value of $0.001. No changes were made to the number of authorized preferred shares of the Company, which remains as 10,000,000. The amendment to the Articles of Incorporation of the Company took effect on March 16, 2016. On March 13, 2018, the Company held a special meeting of shareholders, and the shareholders approved an amendment to the Second Amended and Restated Articles of Incorporation of the Company, which increased the amount of authorized shares of common stock, par value $0.001 per share, of the Company from 8,333,333 to 60,000,000. No changes were made to the number of authorized preferred shares of the Company, which remains as 10,000,000. As of January [●], 2020, there were [●]shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Common Stock

Holders of shares of our Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders.  Except if a greater plurality is required by the express requirements of law or our amended and restated articles of incorporation, the affirmative vote of a majority of the shares of voting stock represented at a meeting of shareholders at which there shall be a quorum present shall be required to authorize all matters to be voted upon by our shareholders.  According to our charter documents, holders of our Common Stock do not have preemptive rights and are not entitled to cumulative voting rights.  There are no conversion or redemption rights or sinking funds provided for our shareholders.  Shares of our Common Stock share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available for distribution as dividends.  In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of our Common Stock are fully paid and non-assessable.

Stock Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, phone number (212) 509-4000.

PROPOSAL 1 – SALE TRANSACTION OF HEDETANG HOLDINGS

The Company is asking you to approve the sale of the Company’s subsidiary, HeDeTang Holdings (HK) Ltd. (“HeDeTang HK”), to New Continent International Co., Ltd.

The Sale Transaction

SkyPeople Foods Holdings Limited, a company incorporated in the British Virgin Islands (“SkyPeople Foods”) and a wholly owned subsidiary of the Company, has entered into a Share Transfer Agreement (the “Share Transfer Agreement”) with New Continent International Co., Ltd., a company incorporated in the British Virgin Islands (“New Continent”).  Pursuant to the terms of the Share Transfer Agreement, SkyPeople Foods will sell all of the issued and outstanding shares of HeDeTang HK, a wholly owned subsidiary of SkyPeople Foods, to the Buyer for a total of RMB 600,000, or approximately US$85,714 (the “Purchase Price”), which value is primarily derived from HeDeTang HK’s wholly-owned subsidiary HeDeJiaChuan Holdings Co., Ltd. and 73.41% owned subsidiary SkyPeople Juice Group Co., Ltd. (“SkyPeople China”). The Purchase Price was based upon the preliminary evaluation of HeDeTang HK and its subsidiaries by Shanxi Delixin Assets Evaluation Co., Ltd. (“Shanxi Delixin”) If the final evaluation amount of HeDeTang HK and its subsidiaries by Shanxi Delixin is lower than or no more than 10% higher than the Purchase Price, the Parties agree there will be no change to the Purchase Price. If the final evaluation amount of HeDeTang HK and its subsidiaries by Shanxi Delixin is more than 10% higher than the Purchase Price, the Parties agree the final evaluation amount shall be the final purchase price. Based upon the evaluation report issued by Shanxi Delixin on December 23, 2019, there will be no change to the Purchase Price. The closing of the above mentioned share transfer is subject to the approval by the shareholders of both parties and the approval by the shareholders of the Company.

The Agreement contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions.

A full copy of the Share Transfer Agreement is filed with the Company’s form 8-K filed on September 23, 2019.

Required Vote

Approval of the sale proposal requires a quorum to be present and an affirmative vote of a majority of our common stock voted at the Special Meeting. Adoption of the sale proposal is not conditioned upon the adoption of any of the other proposals.

FUTURE FINTECH’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FUTURE FINTECH’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SALE TRANSACTION OF HEDETANG HK.

PROPOSAL 2 – Future FinTech Group Inc. 2019 Omnibus Equity Plan

Background

Our shareholders are being asked to consider and vote on this proposal to approve the Future FinTech Group Inc. 2019 Omnibus Equity Plan (the “Equity Plan”). On March 13, 2018, the Company’s shareholders approved the 2017 Omnibus Equity Plan (the “2017 Plan”) at the annual shareholders meeting, which permits the grant of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, unrestricted stock and restricted stock units (“RSUs”) to its employees of up to 1,300,000 shares of Common Stock. On December 21, 2018, the Company granted 1,300,000 shares of the Company’s unrestricted common stock to seven of the Company’s employees pursuant to our 2017 Plan. As of December 31, 2018, there were no shares of stock available for awards under the 2017 Plan. For several years prior to the adoption of the 2017 Plan, Future FinTech maintained two other equity plans: (i) the SkyPeople Fruit Juice, Inc. Omnibus Equity Plan, effective on November 19, 2015 (the “2015 Plan”) and (ii) the SkyPeople Fruit Juice, Inc. Stock Incentive Plan, effective on July 11, 2011 (the “2011 Plan” and together with the 2015 Plan and 2017 Plan, the “Prior Plans”). Up to 2,000,000 and 1,000,000 pre-Reverse Stock Split shares of Common Stock may be issued pursuant to awards granted under the 2015 Plan and 2011 Plan, respectively. As of December 31, 2018, all shares of Common Stock available for issuance under the Prior Plans have been granted to employees, officers and directors of the Company.

The Equity Plan’s purpose is to attract and retain high caliber employees, directors, consultants and independent contractors; motivate participants to achieve long-range goals; provide competitive incentive compensation opportunities, and align the participant’s interests with the interests of the shareholders by offering the participants compensation that is based on our common stock.

The description of the Equity Plan below is a summary and is qualified in its entirety by reference to the provisions of the Equity Plan, which is attached as Annex A to this proxy statement. The Board of Directors of the Company approved and adopted the Equity Plan on October 9, 2019, subject to shareholders’ approval.

Recommendation of Board of Directors

The Board of Directors has approved and unanimously recommends that the shareholders vote “FOR” the proposal to approve the FUTURE FINTECH GROUP Inc. 2019 Omnibus Equity Plan.

Description of the Equity Plan

Administration. The Equity Plan requires that a committee of non-employee independent outside directors administer the Equity Plan. Currently, our Compensation Committee, which we refer to in this proposal as the Committee, administers the Equity Plan. Among other powers and duties, the Committee determines the employees who will be eligible to receive awards and establishes the terms and conditions of all awards. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate its authority and administrative duties under the Equity Plan.

Shares Subject to the Equity Plan. The shares issuable under the Equity Plan are shares of our common stock that are authorized but unissued or reacquired common stock, including shares repurchased by Future FinTech as treasury shares. The total aggregate shares of common stock authorized for issuance during the term of the Equity Plan is limited to 3,000,000 shares. The Committee must equitably adjust awards and the number of shares available under the Equity Plan in the event of a recapitalization, stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, reclassification, combination or other exchange of shares. Subject to certain limitations, the shares of common stock allocable to the portion of awards granted under the Equity Plan that have not been delivered because they have been forfeited or cancelled or because they are a cash settlement award, or that have not been applied to pay the exercise price or taxes, may again be issued pursuant to new awards under the Equity Plan.

Types of Awards and Eligibility. There are six types of awards that may be made under the Equity Plan including incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, unrestricted stock and restricted stock units (“RSUs”). Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award. For purposes of awards determined by reference to the fair market value of a share of our common stock, fair market value means the closing price of a share of our common stock on the relevant date, or if there are not sales on such date, on the next preceding day on which there are sales. Current and future U.S. and non-U.S. employees (including officers) and prospective employees as designated by the Committee may receive awards under the Equity Plan. As of December 20, 2019, approximately 88 individuals (consisting of 3 executive officers, three directors who are not executive officers, and approximately 82 employees who are not executive officers) are eligible to receive awards under the Equity Plan. The closing price of Future FinTech common stock on the NASDAQ Capital Market was $0.47 per share as of December 20, 2019.

(1) Stock Options. ISOs are options to purchase our common stock that receive tax benefits if they meet the requirements under Section 422 of the Tax Reform Act of 1986, as amended (the “Code”), and NQSOs are options to purchase our common stock that do not meet those requirements.

Option Grant: Each option award must be evidenced by an award agreement specifying the option exercise price, the term of the option, the number of shares of our common stock subject to the option, and such other provisions as the Committee determines, and which are not inconsistent with the terms and provisions of the Equity Plan (which need not be the same for each award or for each recipient). The award agreement must also specify whether the option is to be treated as an ISO within the meaning of Code Section 422. Options not designated as ISOs are considered to be NQSOs. The Committee may, with the consent of affected participants, cancel outstanding options and grant new options to substitute the canceled option. The cancellation and grant need not be simultaneous.

Exercise of Options: Options granted under the Equity Plan will be exercisable at such times set forth in an award agreement. The exercise price of each option granted under the Equity Plan will be at least 100% of the fair market value of a share of our common stock on the date of grant. The exercise price of each ISO granted under the Equity Plan to any individual who owns more than 10% of the voting power of our stock will be at least 110% of the fair market value of a share of our common stock on the date of grant. The fair market value of shares to which ISOs are exercisable for the first time by any individual during any one calendar year is limited to $100,000, and any ISOs that become exercisable in excess of that amount will be deemed NQSOs.

Payment of Exercise Price: The exercise price is payable in cash; by tendering shares of our common stock owned by the participant; by withholding shares that would be acquired on exercise; by broker-assisted cashless exercise; or by any other form of legal consideration acceptable by the Committee (so long as it does not result in deferral of compensation within the meaning of Code Section 409A). Options are subject to the conditions, restrictions and contingencies specified by the Committee.

Option Term: The maximum term of any option is ten years from the date of grant and, with respect to ISOs granted to an individual who owns 10% of the voting power of our stock, the maximum term is five years from the date of grant.

(2) Stock Appreciation Rights. Each SAR represents the right to receive a payment in an amount equal to the increase in the fair market value of a share of our common stock on the date the recipient exercises the award over the fair market value of a share of our common stock at the date the award is granted (the “base price”). The Committee will determine, in its sole discretion, the number of SARs granted to any individual under the Equity Plan and any terms and conditions pertaining to the awards.

SARs Grant: Each award of SARs will be evidenced by an award agreement that will specify the base price, the term of the SAR, and such other provisions as the Committee determines, and which are not inconsistent with the terms of the Equity Plan (which need not be the same for each award for each recipient).

Base Price of SAR: The base price of each SAR granted under the Equity Plan will be at least equal to the fair market value of a share of our common stock on the date of grant.

Settlement of SARs: SARs granted under the Equity Plan will be exercisable (“settled”) at such times set forth in an award agreement. Following exercise of a SAR, a participant is entitled to receive payment in an amount determined by multiplying: (a) the excess of the fair market value of a share on the date of exercise over the base price per share; by (b) the number of shares with respect to which the SAR is exercised. Payment to settle SARs may be in cash, shares of common stock, or a combination of cash and shares, as determined by the Committee. The Committee may provide a maximum dollar limit on the total payment due under a SAR.

SAR Term: The maximum term of any SAR is ten years from the date of grant.

(3) Unrestricted Stock. The Committee may, in its sole discretion, award unrestricted stock to any participant as a stock bonus or otherwise pursuant to which such participant may receive shares of stock free of restrictions or limitations.

(4) Restricted Stock and Restricted Stock Units. An award of restricted stock is a grant of shares of our common stock subject to restrictions specified by the Committee that generally lapse upon vesting. Each award of restricted stock or RSUs will be evidenced by an award agreement that specifies the period of restriction for restricted stock or the vesting period for RSUs, the number of shares of restricted stock or RSUs granted, and such other provisions as the Committee shall determine, and which shall not be inconsistent with the terms and provisions of the Equity Plan (which need not be the same for each award or for each recipient). Unless otherwise provided in the award agreement, a recipient of a restricted stock or RSU award has no shareholder rights, such as voting or cash dividend rights, until vesting of the RSU or restricted stock.

Performance-Based Compensation. Awards granted under the Equity Plan may, in the Committee’s discretion, be designed to qualify as performance-based compensation under Code Section 162(m). In order for awards to constitute performance-based compensation under Code Section 162(m), the material terms of performance measures on which the goals are to be based must be disclosed to and subsequently approved by the shareholders prior to payment of the compensation. Awards intended to qualify for exemption as performance-based compensation must be granted by a committee of outside directors as defined in Code Section 162(m). Performance goals under the Equity Plan are based on performance measures, which may include any of the following: (i) earnings before all or any taxes (“EBT”); (ii) earnings before all or any of interest expense, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent (“EBITDAR”); (iv) earnings before all or any of interest expense and taxes (“EBIT”); (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on shareholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xvix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total shareholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; and (xxxv) levels of expense, receivables, cost or liability by category, operating unit or any other measures approved by the Committee. In addition, the performance goals may be calculated without regard to extraordinary items and may be based in whole or in part upon the performance of Future FinTech and/or one or more of its affiliates, one or more of its divisions or units or, in such a case, any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof. The performance goals must be established in writing by the Committee no more than 90 days after the commencement of the performance period, of, if less, the number of days that is equal to 25% of the relevant performance period. The Committee must certify attainment of these goals before any payout of the performance-based compensation.

Limitations on Awards. The maximum number of shares (including options, SARs, RSUs, unrestricted stock and restricted stock) that may be awarded under the Equity Plan to any participant in any one calendar year is limited to 1,000,000 shares of our common stock. In addition, in any one calendar year, a participant may not receive a cash amount payable under the Equity Plan greater than $1,000,000 for any awards intended to constitute performance-based compensation under Code Section 162(m).

Vesting and Forfeiture. The Committee determines the time and conditions under which the award will vest or the period of time after which the restriction shall lapse as part of making an award. Vesting or the lapse of the period of restriction may, in the Committee’s discretion, be based solely upon continued employment or service for a specified period of time, or may be based upon the achievement of specific performance goals (individual, corporation or other basis), or both. Vesting means the time at which an option, SAR or RSU holder may exercise his or her award at the end of the period of restriction that applies to restricted stock. Vesting or lapse provisions need not be uniform among awards granted at the same time or to persons similarly-situated. Vesting and lapse requirements will be set forth in the applicable award agreement. The Committee, in its discretion, may accelerate vesting of any award at any time. Unless otherwise provided by the Committee, when a participant terminates employment or service with us, all unexercised or unvested awards are forfeited, and if the termination is without cause, all outstanding vested options and SARs will continue to be exercisable until the earlier of the expiration term or the date that is three months after such termination date.

Extension Exercise Period. The Committee, in its discretion, may extend the period of time for which an option or SAR is to remain exercisable following a termination of service, but in no event beyond the expiration of the option or SAR.

Prohibition on Repricing. Except as required or permitted pursuant to a corporate transaction (including, without limitation, any recapitalization or reorganization), in no event will an option or SAR be amended to reduce the exercise or base price or be canceled in exchange for cash, other awards or options or SARs with an exercise price or base price less than the exercise price of the original option or base price of the original SAR without shareholder approval.

Limits on Transfers of Awards/Beneficiary Designation. All awards are exercisable only by the participant during the participant’s lifetime, and are transferable only by will or by the laws of descent and distribution; provided, however, that the Committee may permit a transfer of an award, other than an ISO, to a family member of an individual, subject to such restrictions as the Committee may provide. Participants may designate a beneficiary or beneficiaries to receive their benefits under the Equity Plan if they die before receiving any or all of such benefit.

Recapitalization. Upon a recapitalization, the Committee must adjust the number and kind of shares issuable and maximum limits for each type of award, adjust the number and kind of shares subject to outstanding awards, adjust the exercise or base price of outstanding options or SARs, and make any other equitable adjustments.

Reorganization. Upon a reorganization, the Committee may decide that awards will apply to securities of the resulting corporation (with appropriate adjustment as determined by the Committee), that some or all options and SARs will be immediately exercisable (to the extent permitted under federal or state securities laws), that some or all options and SARs will be immediately exercisable and terminate after at least 30 days’ notice to holders (to the extent permitted under federal or state securities laws), and/or that some or all awards of restricted stock or RSUs will become immediately fully vested.

Amendment and Termination. Our Board of Directors may amend, suspend or terminate the Equity Plan, without consent of shareholders or participants, provided, however, that amendments must be submitted to the shareholders for approval if shareholder approval is required by applicable law, and any amendment or termination that may adversely affect the rights of participants with outstanding awards requires the consent of such participants. The Committee may amend any award agreement, provided the amendment is not to re-price or constructively re-price any award.

Term. The Equity Plan is effective immediately upon the adoption by our Board of Directors, subject to shareholder approval, and will terminate on the earliest to occur of (i) the 10th anniversary of the Equity Plan’s effective date, or (ii) the date on which all shares available for issuance under the Equity Plan shall have been issued as fully-vested shares. Options may be granted at any time on or after the date the Board of Directors adopt the Equity Plan, however, until the shareholders approve the Equity Plan, no options or SARs may be exercised, no restricted stock may be issued, and no award may be settled in stock. If shareholder approval is not obtained within 12 months after the adoption by our Board of Directors, all awards will be null and void.

U.S. Federal Income Tax Consequences

The following summary of the U.S. federal income tax consequences of awards under the Equity Plan is based on current U.S. federal income tax laws and regulations and is designed to provide a general understanding of the consequences as of the date of this proxy statement. Laws and regulations may change in the future and affect the income tax consequences of your award under the Equity Plan. In addition, the impact of the laws and regulations may vary based on your individual circumstances. This summary does not constitute tax advice and does not address taxation of your award under the laws of any municipality, state or foreign country. You are urged to consult your own tax advisor as to the specific tax impact of any award to you.

Incentive Stock Options. An employee participant will generally have no tax consequences when he or she receives the grant of an ISO. In most cases, an employee participant also will not have income tax consequences when he or she exercises an ISO. An employee participant may have income tax consequences when exercising an ISO if the aggregate fair market value of the shares of the common stock subject to the ISO that first become exercisable in any one calendar year exceeds $100,000. If this occurs, the excess shares (the number of shares the fair market value of which exceeds $100,000 in the year first exercisable) will be treated as though they are NQSOs instead of ISOs. Additionally, subject to certain exceptions for death or disability, if an employee participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO. Any shares recharacterized as NQSOs will have the tax consequences described below with respect to the exercise of NQSOs.

An employee participant recognizes income when selling or exchanging the shares acquired from the exercise of an ISO in the amount of the difference between the fair market value at the time of the sale or exchange and the exercise price the participant paid for those shares. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the required holding periods expire two years after the date of grant of the ISO and one year after the date the common stock is acquired by the exercise of the ISO. Further, the amount by which the fair market value of a share of the common stock at the time of exercise of the ISO exceeds the exercise price will likely be included in determining a participant’s alternative minimum taxable income and may cause the participant to incur an alternative minimum tax liability in the year of exercise.

If an employee participant disposes of the common stock acquired by exercising an ISO before the holding periods expire, the participant will recognize compensation income. The amount of income will equal the difference between the option exercise price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates and be subject to employment taxes. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the participant will recognize a capital loss equal to the excess of the exercise price over the sale price.

Using shares acquired by exercising an ISO to pay the exercise price of another option (whether or not it is an ISO) will be considered a disposition of the shares for federal tax purposes. If this disposition occurs before the expiration of the required holding periods, the employee option-holder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any of these shares after holding them for the required holding periods or transfers shares acquired by exercising an NQSO or on the open market, he or she generally will not recognize any income upon exercise. Whether or not the transferred shares were acquired by exercising an ISO and regardless of how long the option holder has held those shares, the basis of the new shares received from the exercise will be calculated in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option’s exercise) is considered exchanged under Code Section 1036 and the related rulings; these new shares receive the same holding period and the same basis the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other non-stock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder’s holding period with respect to such shares commences upon exercise.

There will be no tax consequences to Future FinTech when it grants an ISO or, generally, when an employee participant exercises an ISO. However, to the extent that an option holder recognizes ordinary income when he or she exercises, as described above, Future FinTech generally will have a tax deduction in the same amount and at the same time.

Nonqualified Stock Options. A participant generally has no income tax consequences from the grant of NQSOs. Generally, in the tax year when the participant exercises the NQSO, he or she recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price for the shares, and that amount will be subject to employment taxes.

If a participant exercises a NQSO by paying the exercise price with previously acquired common stock, he or she will have federal income tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Code Section 1036 and related rulings, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant recognizes income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the holding period with respect to the tendered older shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized on exercise, increased by any non-stock consideration tendered. The holding period begins on the exercise of the option.

The gain, if any, realized at the later disposition of the common stock will either be short- or long-term capital gain, depending on the holding period.

There will be no tax consequences to Future FinTech when granting a NQSO. Future FinTech generally will have a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Stock Appreciation Rights. Neither the participant nor Future FinTech has income tax consequences from the issuance of a SAR. The participant recognizes taxable income at the time the SAR is exercised in an amount equal to the amount by which the cash and/or the fair market value of the shares of the common stock received upon that exercise exceeds the base price. The income recognized on exercise of a SAR will be taxable at ordinary income tax rates and be subject to employment taxes. Future FinTech generally will be entitled to a tax deduction with respect to the exercise of a SAR in the same amount and at the same time as the ordinary income recognized by the participant.

Restricted Stock. A holder of restricted stock will not recognize income at the time of the award, unless he or she specifically makes an election to do so under Code Section 83(b) within thirty days of such award. Unless the holder has made such an election, he or she will realize ordinary income and be subject to employment taxes in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse, reduced by the amount, if any, he or she paid for such stock. Future FinTech will generally be entitled to a corresponding deduction in the same amount and at the same time as the holder recognizes ordinary income. Upon the otherwise taxable disposition of the shares awarded after ordinary income has been recognized, the holder will realize a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held after the restrictions lapse).

If the holder made a timely election under Code Section 83(b), he or she will recognize ordinary income for the taxable year in which an award of restricted stock is received on an amount equal to the fair market value of the shares of restricted stock awarded for which the election is being made (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates and be subject to employment taxes. At the time of disposition of the shares, if such an election was made, the holder will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. Future FinTech will generally be entitled to a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Restricted Stock Units. A holder of RSUs generally will not recognize income at the time of the award. Upon delivery of the shares due upon settlement of an RSU, a holder will realize ordinary income and be subject to employment taxes in an amount equal to the fair market value of the shares distributed. Future FinTech will generally be entitled to a corresponding tax deduction in the same amount and at the same time as the holder recognizes income. When the holder later disposes of his or her shares, the difference between the amount realized on sale and the amount recognized by the holder upon settlement of the RSU will be a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held).

Unrestricted Stock. Generally, the participant will, in the year that the unrestricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. Future FinTech normally will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Limitation on Company Deductions. No federal income tax deduction is allowed for Future FinTech for any compensation paid to a “covered employee” in any taxable year of Future FinTech to the extent that his or her compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of Future FinTech and the three other most highly compensated officers of Future FinTech other than the principal financial officer for the taxable year, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or SARs, payments pursuant to performance shares or units, or the receipt of restricted or unrestricted stock. This deduction limitation, however, does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee’s gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified after that date. Awards under the Equity Plan that are made to participants who are “covered employees” may be designed by the Committee to meet the requirements of the performance-based compensation exception under Code Section 162(m). The Committee intends to administer the Equity Plan in a manner that maximizes Future FinTech’s tax deductions under Code Section 162(m). Shareholder approval of the Equity Plan is necessary for the performance-based compensation to meet the Code Section 162(m) exemption.

Effect of Code Section 280G. Code Section 280G limits the deductibility of certain payments that are contingent upon a change of control if the total amount of such payments equals or exceeds three times the individual’s “base amount” (i.e., generally, annualized five-year W-2 compensation). If payment or settlement of an award is accelerated upon a change of control, a portion of such payment attributable to the value of the acceleration is considered a payment that is contingent upon a change of control. In addition, the affected individual must pay an excise tax (in addition to any income tax) equal to 20% of such amount.

Impact of Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a service provider’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the service provider’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents the number of shares of our common stock that were beneficially owned based on 34,003,749 total outstanding shares of common stock of the Company as of January 10, 2020 (except where another date is noted) by (1) known beneficial owners of five percent or more of our common stock, (2) each current director, (3) each named executive officer, and (4) all current directors and current executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the SEC rules, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of December 31, 2019 or issuable upon conversion of convertible securities which are currently convertible or convertible within 60 days of December 31, 2019 are deemed outstanding and beneficially owned by the person holding those options, warrants or convertible securities for purposes of computing the number of shares and percentage of shares beneficially owned by that person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Unless otherwise indicated in the footnotes, the principal address of each of the shareholders, named executive officers, and directors below is c/o Future FinTech Group Inc., 23F, China Development Bank Tower, No. 2 Gaoxin 1st Road, Xi’an, Shaanxi Province, PRC 710075.

Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors, Named Executive Officers
Yongke Xue (1), Chairman and director of the Board and Chief Executive Officer	1,671,955	4.92%
Yiliang Li, director of the Board	—
Zhi Yan, director of the Board	50,000	* %
Jing Chen, Chief Financial Officer	—
Fuyou Li, director of the Board	—	—
Johnson Lau, director of the Board	—	—
All current directors and executive officers as a group (6 persons)	1,721,955	5.06%

5% or Greater Shareholders
Zeyao Xue (2)	13,084,114	38.48%
Sincerity Group Enterprises (5)	5,000,000	14.70%
Mengyao Chen (3)	3,323,225	9.77%
Shuiliang Xiao (4)	3,409,466	10.03%
	24,816,805	72.98%

*	less than 1%
(1)	Consists of (i) 1,488,570 shares owned directly by Golden Dawn International Limited, a British Virgin Islands company, and (ii) 183,385 shares owned directly by China Tianren Organic Food Holding. Each of SP International, Golden Dawn International Limited and China Tianren Organic Good Holding are indirect subsidiaries of V.X. Fortune Capital Limited, a British Virgin Islands company. Yongke Xue is the sole director of V.X. Fortune Capital Limited.
(2)	Mr. Zeyao Xue, the son of Yongke Xue, holds all of the issued and outstanding capital stock of Fancylight Limited, which is the indirect owner of those shares held by SP International, Golden Dawn International Limited and China Tianren Organic Food Holding. As such, Mr. Zeyao Xue shares beneficial ownership of 1,671,955 of his shares with Mr. Yongke Xue.
(3)	The shares were issued to Mengyao Chen, pursuant to a Creditor’s Rights Transfer Agreement between Hedetang Foods (China) Co., Ltd., a wholly owned subsidiary of the Company and Shaanxi Fu Chen Venture Capital Management Co., Ltd., dated November 2, 2017, which was filed with SEC in a Form 8-K dated November 6, 2017. The address of Mengyao Chen is 1704, 11th Floor, South Zone of Ronghuabeijingcheng, 7th Fengcheng Rd., Weiyang District, Xi’an City, Shaanxi Province, China
(4)	The shares were issued to Shuiliang Xiao, pursuant to two Creditor’s Rights Transfer Agreements between Hedetang Foods (China) Co., Ltd., a wholly owned subsidiary of the Company and Shaanxi Chunlv Ecological Agriculture Co., Ltd. and Hedetang Foods (China) Co., Ltd, dated November 2, 2017, which was filed with SEC in a Form 8-K dated November 6, 2017. The address of Shuiliang Xiao is Tianlang Lanhushu, West end of Keji Rd., Yanta district, Xi’an City, Shaanxi Province, China
(5)	The shares were issued to Lake Chenliu, pursuant to a Share Transfer and Assets Investment Agreement between Digipay Fintech Limited (“Digipay”), a limited liability company incorporated in the British Virgin Islands and a wholly-owned subsidiary of the Company, Lake Chenliu, an individual resident of Costa Rica, and InUnion Chain Ltd. (“InUnion”), a British Virgin Islands company wholly owned by Mr. Chenliu, dated June 22, 2018, which was filed with SEC in a Form 8-K on the same date. The address of Lake Chenliu is No. 17th building of East Roman Garden, No 988 in Kuangshan Road, Baqiao District, Xi’an City, Shaan Xi Province, China.

Other Information

Subject to the terms and provisions of the Equity Plan, the individuals that receive awards and the terms and conditions of such awards are determined at the discretion of the Committee. The Committee has not yet made any determination as to which eligible employees will receive awards under the Equity Plan in the future, or the value of awards to be made to any eligible individual, and therefore, it is not possible to determine for any persons or groups the benefits or amounts that will be received in the future under the Equity Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE
PROPOSAL TO APPROVE THE FUTURE FINTECH GROUP INC. 2019 Omnibus Equity Plan.

ADDITIONAL MEETING INFORMATION

Proxy Solicitation

The cost of soliciting proxies for the Special Meeting will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, for no additional compensation, also solicit proxies personally or by telephone, electronic transmission, telegram or special letter.

Upon the written request of any shareholder, the Company will provide, without charge, additional copies of this proxy statement and the Company’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2018, as well as copies of any Quarterly Report. This request should be directed to the Corporate Secretary, 23F, China Development Bank Tower, No. 2, Gaoxin 1st RD, Xi’an, Shaanxi, China, 710075.

OTHER MATTERS

As of the date of this proxy statement, the board of directors of Future FinTech knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement. If any other matters properly come before the Special Meeting or any adjournments or postponements of the meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as proxy to vote the shares represented by the proxy as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, shareholders may obtain free copies of certain documents filed with the SEC by Future FinTech through the “SEC Filings” section of our website.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Future FinTech Group Inc.

Attn: Corporate Secretary

23F, China Development Bank Tower, No.2, Gaoxin 1st Road

Xi’an, Shaanxi, China, 710075

86-29-81878827

By Order of the Board of Directors

/s/ Yongke Xue
Yongke Xue
Chief Executive Officer
[●], 2020

Annex A

Future Fintech grOup inc.

2019 Omnibus Equity Plan

ARTICLE 1

GENERAL PROVISIONS

1.1.	PURPOSE OF THE PLAN.

The Future FinTech Group Inc. 2019 Omnibus Equity Plan has been established by Future FinTech Group Inc. to (a) attract and retain high caliber employees, directors, consultants and independent contractors; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similarly-situated companies; and (d) further align Participants’ interests with those of the Corporation’s stockholders through compensation that is based on the Corporation’s common stock; and thereby promote the long-term financial interest of the Corporation, including the growth in value of the Corporation’s equity and enhancement of long-term stockholder return.

Capitalized terms shall have the meanings assigned to such terms in Section 9 of the Plan.

1.2.	TYPES OF AWARDS AVAILABLE UNDER THE PLAN.

The Plan provides for five types of Awards:

Options - the Option Grant Program under which Eligible Persons may be granted Incentive Stock Options or Non-Statutory Stock Options to purchase Shares is set forth in Article 2;

Stock Appreciation Rights - the Stock Appreciation Rights Program under which Eligible Persons may be granted a right to receive the appreciation in the Fair Market Value of Shares in the form of cash or Stock is set forth in Article 3;

Restricted Stock - the Restricted Stock Program under which Eligible Persons may be issued Shares, subject to certain conditions and restrictions, is set forth in Article 4; and

Unrestricted Stock: the Unrestricted Stock Program under which Eligible Persons may be issued Shares, is set forth in Article 5; and

Restricted Stock Units - the Restricted Stock Unit Program under which Eligible Persons may be granted a right to receive Stock upon the satisfaction of certain conditions and restrictions is set forth in Article 6.

The provisions of Articles 1, 7 (to the extent applicable), 8 and 9 apply to each type of Award made under the Plan and govern the interests of all persons under the Plan.

1.3.	ADMINISTRATION OF THE PLAN.

(a)	General Administration. The Plan shall be administered and interpreted by the Committee (as designated pursuant to Paragraph (b)). Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Award Agreements by which Awards shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

(b)	Appointment of Committee. The Board shall appoint the Committee from among its nonemployee members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more nonemployee directors who shall meet all of the following requirements:

(i)	Disinterested Administration for Rule 16b-3 Exemption. During the period any director is serving on the Committee, he shall (A) not be an officer of the Corporation or a parent or subsidiary of the Corporation, or otherwise currently employed by the Corporation or a parent or subsidiary of the Corporation; (B) not receive compensation, either directly or indirectly, from the Corporation or a parent or subsidiary of the Corporation for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the Securities Exchange Act of 1934; (C) not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of the Securities Exchange Act of 1934; and (D) not be engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of the Securities Exchange Act of 1934. The requirements of this subsection are intended to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, and shall be interpreted and construed in a manner which assures compliance with said Rule 16b-3. To the extent said Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner;

(ii)	Outside Director Rule for Compliance with Code Section 162(m). No director serving on the Committee may be a current employee of the Corporation or a former employee of the Corporation (or any corporation affiliated with the Corporation under Code §1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee. Furthermore, no director serving on the Committee shall be or have ever been an officer of the Corporation (or any Code §1504 affiliated corporation), or shall receive remuneration (directly or indirectly) from such a corporation in any capacity other than as a director. The requirements of this subsection are intended to comply with the “outside director” requirements of Treasury Regulation §1.162-27(e)(3), and shall be interpreted and construed in a manner which assures compliance with the “outside” director requirement of Code §162(m)(4)(C)(i). To the extent Code §162(m) or the regulations issued thereunder are modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner; and

(iii)	Independent Director Rule for Stock Exchange. During the period any director is serving on the Committee, he shall satisfy all requirements to qualify as an independent director for purposes of the rules of the exchange on which the Stock is traded.

(c)	Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum. Actions may be taken by a majority of the Committee at a meeting or by unanimous written consent of all Committee members in lieu of a meeting. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

(d)	Powers of Committee. The Committee may make one or more Awards under the Plan to a Participant. The Committee shall decide which Eligible Persons shall receive an Award and when to grant an Award, the type of Award that it shall grant and the number of Shares covered by the Award. The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee may grant a single Award or an Award in combination with another Award(s) to a Participant. The Committee may grant an Award as an alternate to or replacement of an existing Award under the Plan or award under any other compensation plan or arrangement of the Corporation or a Related Corporation, including a plan of any entity acquired by the Corporation or a Related Corporation, upon the cancellation of the existing award; provided, that such grant of an alternate or replacement Award may be made only if the alternate or replacement Award does not constitute a repricing of the existing award (as limited by Section 1.5(c) of the Plan). In making Award decisions, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Corporation’s success and such other factors as the Committee, in its sole discretion, deems relevant.

In accordance with Article 7 of the Plan, the Committee shall decide whether and to what extent Awards under the Plan shall be structured to conform with Code §162(m) requirements for the Performance-Based Exception. The Committee may take any action, establish any procedures and impose any restrictions that it finds necessary or appropriate to conform to Code §162(m). If every member of the Committee does not meet the definition of “outside director” as defined in Code §162(m), the Committee shall form a subcommittee of those members who do meet that definition, and that subcommittee shall have all authority and discretion to act as the Committee to make Awards that conform with Code §162(m).

The Committee shall interpret the Plan, establish and rescind any rules and regulations relating to the Plan, decide the terms and provisions of any Award Agreements made under the Plan, and determine how to administer the Plan. The Committee also shall decide administrative methods for the exercise of Stock Options. Each Committee decision shall be final, conclusive and binding on all parties.

(e)	Delegation by Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate some or all of it administrative duties and powers to any Employee, including officers.

(f)	Information to be Furnished to Committee. The records of the Corporation and Related Corporations as to an Eligible Person’s or Participant’s employment, termination of employment, performance of Services, termination of Services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be manifestly incorrect. Participants and other persons entitled to benefits under the Plan must, as a condition to the receipt or settlement of any Award hereunder, furnish the Committee with such evidence, data or information as the Committee reasonably considers desirable to carry out the terms of the Plan.

(g)	Indemnification. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Corporation shall indemnify the members of the Committee (and any designees of the Committee, as permitted under Paragraph (e)), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles of incorporation or the bylaws of the Corporation relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

1.4.	ELIGIBILITY.

The persons eligible to participate in this Plan (“Eligible Persons”) are as follows:

(a)	Employees. Employees (including Employees who are members of the Board and Employees who reside in countries other than the United States), provided that awards of Incentive Stock Options shall only be made to Employees.

(b)	Outside Directors. Non-Employee members of the Board or the board of directors of any Related Corporation.

(c)	Consultants. Other consultants and independent advisors who provide bona-fide services to the Corporation (or any Related Corporation).

(d)	New Hires. Persons who have been offered employment by the Corporation or a Related Corporation, provided that such a prospective Employee may not be granted an Incentive Stock Option until he or she becomes an Employee and may not receive any payment or exercise any right relating to an Award until such person begins employment with the Corporation or the Related Corporation.

1.5	STOCK SUBJECT TO THE PLAN.

(a)	Shares Available for Issuance.

(i)	Reserve. The Stock issuable under the Plan shall be Shares of authorized but unissued or reacquired Stock, including Shares repurchased by the Corporation as treasury shares. The maximum number of Shares available for issuance under the Plan shall be 3,000,000 Shares.

(ii)	Share Use. Any Shares granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for issuance pursuant to new Awards granted under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. However, should the Exercise Price of an Option under the Plan be paid with Shares or should Shares otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise or vesting of an Award under the Plan, then such number of Shares shall be treated for purposes of this Paragraph as having been issued to the holder. Notwithstanding the above, the total number of Shares underlying a SAR granted under the Plan that is settled in Stock shall not be available for subsequent issuance under the Plan regardless of the number of Shares used to settle the SAR.

(iii)	Individual Participant Limitations. The maximum aggregate cash amount payable under the Plan for any Awards intended to constitute performance-based compensation under Code §162(m) to any Participant in any single calendar year shall not exceed $1,000,000. Subject to adjustment as provided in Paragraph (b) below, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock, and RSUs) that may be granted to any Participant in any calendar year shall be 1,000,000 Shares.

(b)	Adjustment to Shares and Awards.

(i)	Recapitalization. If the Corporation is involved in a corporate transaction or any other event which affects the Shares (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares), then the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards as follows:

(1)	The Committee shall take action to adjust the number and kind of Shares that are issuable under the Plan and the maximum limits for each type of grant;

(2)	The Committee shall take action to adjust the number and kind of Shares subject to outstanding Awards;

(3)	The Committee shall take action to adjust the Exercise Price or base price of outstanding Options and Stock Appreciation Rights; and

(4)	The Committee shall make any other equitable adjustments.

Only whole Shares shall be issued in making the above adjustments. Further, the number of Shares available under the Plan or the number of Shares subject to any outstanding Awards shall be the next lower number of Shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code §424. If the Corporation issues any rights to subscribe for additional Shares pro rata to holders of outstanding Shares of the class or classes of stock then set aside for the Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding Shares with respect to such portion of the Participant’s Award as is exercised on or prior to the record date for determining stockholders entitled to receive or exercise such rights.

(ii)	Reorganization. If the Corporation is part of any reorganization involving merger, consolidation, acquisition of the Common Stock or acquisition of the assets of the Corporation, the Committee, in its discretion, may decide that:

(1)	any or all outstanding Awards shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of Shares subject to each such Award would have been entitled;

(2)	any or all outstanding Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall remain exercisable for the remaining term of the Options or SARs under the terms of the Plan;

(3)	any or all Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days’ notice to the Participants to whom such Options or SARs have been granted; and/or

(4)	any or all unvested Restricted Stock Units AND Restricted Stock on which restrictions have not yet lapsed shall become immediately fully vested, nonforfeitable and payable.

(iii)	Limits on Adjustments. Any issuance by the Corporation of stock of any class other than the Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to any Award, except as specifically provided otherwise in this Plan. The grant of Awards under the Plan shall not affect in any way the right or authority of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Plan shall be conclusive.

(c)	No Repricings. Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or the base price of SARs or to cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an Exercise Price or base price that is less than the Exercise Price of the original Options or base price of the original SARs without stockholder approval.

ARTICLE 2

OPTION GRANT PROGRAM

2.1	TERMS.

The grant of an Option entitles the Participant to purchase the number of Shares designated in the Award Agreement for such Option at an Exercise Price established by the Committee. Options may be either Incentive Stock Options or Non-Statutory Stock Options, as determined in the discretion of the Committee. Each Option shall be evidenced by and conditional on an Award Agreement in the form approved by the Committee, which Award Agreement shall specify whether the Option is an ISO or NSO. No ISO may be granted to any person more than ten (10) years after the Effective Date of the Plan. Award Agreements need not be identical, but shall include (through incorporation of provisions hereof, by reference in the Award Agreements, or otherwise) the terms specified below and be subject to the provisions of the Plan applicable to such Options.

To the extent that the aggregate Fair Market Value of the Shares (determined as of the respective date or dates of grant), subject to ISOs granted to any Participant under the Plan and any other option plan of the Corporation or any Related Corporation that first become exercisable in any calendar year, including any ISOs which become exercisable on an accelerated basis during such year, exceeds the sum of One Hundred Thousand Dollars ($100,000), such excess Options shall be treated as NSOs.

2.2	VESTING.

Each Option shall vest and become exercisable at such time or times, during such period, and for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement evidencing the Option; provided that no Option may be exercisable after the expiration of ten (10) years (or, in the case of an ISO granted to a 10% Stockholder, five (5) years) from the date of grant. Vesting may be conditioned on the continued performance of Services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof.

2.3	EXERCISE PRICE.

The Exercise Price shall be fixed by the Committee, provided that the Exercise Price for any Option shall never be less than one hundred percent (100%) (or, in the case of a 10% Stockholder receiving an ISO, 110%) of the Fair Market Value per share of Stock on the Option grant date.

2.4	METHOD OF EXERCISE.

The Participant may exercise the Option by delivering a written notice of exercise to the Corporation, in the form and manner designated by the Committee. The notice shall be effective only if accompanied by payment of the Exercise Price in full. The Committee shall have the discretion to provide that the Exercise Price may be payable, to the extent permitted by applicable law, in one or more of the forms specified below:

(a)	Cash/Check. Cash or check made payable to the Corporation;

(b)	Shares Owned. By delivery to the Corporation of Shares owned by the Participant (by either actual delivery of Shares or by attestation, with such Shares valued at Fair Market Value as of the day of exercise) with such documentation as the Committee may require or in such other manner as the Committee may require;

(c)	Share Withholding. By withholding Shares that would otherwise be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price;

(d)	Cashless Exercise. By cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Corporation the amount of proceeds from a sale of Shares having a Fair Market Value equal to the Exercise Price; and/or

(e)	Other Forms. In any other form of legal consideration that may be acceptable to the Committee, so long as it does not result in the deferral of recognition of income or a “deferral of compensation” within the meaning of Code §409A.

2.5	SETTLEMENT OF AWARD.

The Corporation shall deliver Shares as soon as practicable after the Corporation’s receipt of the Participant’s properly completed notice of exercise and payment in full of the Exercise Price as described in Section 2.4. Such Shares shall be subject to such conditions as the Committee may establish, except that such conditions may not cause the deferral of recognition of income.

2.6	CANCELLATION AND REGRANT OF OPTIONS.

The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participant, the cancellation of any or all outstanding Options under the Option Grant Program and to grant in substitution new Options covering the same or different number of Shares which might have an Exercise Price per Share no less than the Fair Market Value per Share on the new grant date. The cancellation and grant need not be simultaneous.

ARTICLE 3

STOCK APPRECIATION RIGHTS PROGRAM

3.1	TERMS.

A Stock Appreciation Right (“SAR”) entitles the Participant to receive, with respect to each Share subject to the SAR, the appreciation in the Fair Market Value over a base price established by the Committee (as determined below), payable in cash or Stock, or a combination of both, as determined by the Committee at the time of payment. Each SAR shall be evidenced by an Award Agreement in the form approved by the Committee. Award Agreements evidencing SARs need not be identical, but shall include (through incorporation of provisions hereof, by reference in the Award Agreements, or otherwise) the terms specified below and be subject to the provisions of the Plan applicable to such SARs.

3.2	VESTING.

The SAR shall cover a specified number of Shares and shall vest and become exercisable upon such terms and conditions as the Committee shall establish; provided that no SAR may be exercisable more than ten (10) years after the date of grant unless otherwise determined by the Committee and set forth in the Award Agreement. Vesting may be conditioned on the continued performance of Services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof.

3.3	VALUE.

The base price in effect for Shares covered by a SAR shall be determined by the Committee at the time of grant. In no event, however, may the base price per Share be less than the Fair Market Value per Share on the grant date. The Participant will receive upon exercise of the SAR an amount equal to the excess of the Fair Market Value of a Share on the surrender date over the base price of a Share (the “Spread”) multiplied by the number of Shares covered by the SAR Award. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide at the time it grants a SAR that the Spread covered by such SAR may not exceed a specified amount.

3.4	METHOD OF EXERCISE.

The Participant may exercise the SAR by delivering a written notice of exercise to the Corporation, in the form and manner designated by the Committee.

3.5	SETTLEMENT OF AWARD.

To the extent the Committee determines that the Participant will receive cash upon exercise of a SAR, the Corporation shall deliver the cash amount which becomes due upon exercise of a SAR as soon as administratively practicable after the Corporation’s receipt of the Participant’s properly completed notice of exercise. To the extent the Committee determines that Shares will be delivered to the Participant upon exercise of a SAR, the Shares shall be subject to such conditions, restrictions and contingencies as the Committee may establish, except that such conditions may not cause the deferral of recognition of income.

ARTICLE 4

RESTRICTED STOCK PROGRAM

4.1	TERMS.

A Restricted Stock Award is a grant of Shares subject to conditions and restrictions as determined by the Committee. Each Restricted Stock Award shall be evidenced by an Award Agreement in the form approved by the Committee. Award Agreements evidencing Restricted Stock Awards need not be identical, but shall include (through incorporation of provisions hereof, by reference in the Award Agreements, or otherwise) the terms specified below and be subject to the provisions of the Plan applicable to such Restricted Stock Awards.

4.2	LAPSE OF RESTRICTIONS.

Each Restricted Stock Award shall be, for the applicable Period of Restriction determined by the Committee, subject to such conditions, restrictions and contingencies as the Committee shall determine. Lapse of restrictions may be conditioned on the continued performance of Services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof.

4.4	SHARE ESCROW/LEGENDS.

(a)	Legend. Unless the certificate representing shares of the Restricted Stock are deposited with a custodian (as described in subparagraph (b) below), each certificate shall bear the following legend (in addition to any other legend required by law):

“The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Future FinTech Group Inc. 2019 Omnibus Equity Plan and a Restricted Stock Agreement dated __________, ____, between ________________ and Future FinTech Group Inc. The Plan and the Restricted Stock Agreement are on file in the office of the Corporate Secretary of Future FinTech Group Inc.”

Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such Shares become nonforfeitable.

(b)	Deposit with Custodian. As an alternative to delivering a stock certificate to the Participant, the Committee may deposit or transfer such Shares electronically to a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the Shares to the Participant for any Restricted Stock so deposited. The custodian shall hold the Shares and deliver the same to the Participant in whose name the Restricted Stock evidenced thereby are registered only after such Shares become nonforfeitable.

ARTICLE 5

UNRESTRICTED STOCK PROGRAM

The Committee may, in its sole discretion, award Unrestricted Stock to any Participant as a stock bonus or otherwise pursuant to which such Participant may receive shares of Stock free of restrictions or limitations that would otherwise be applied under Section 4 of this Plan.

ARTICLE 6

RESTRICTED STOCK UNIT (RSU) PROGRAM

6.1	TERMS.

A Restricted Stock Unit Award entitles the Participant to receive Shares upon the vesting of the Award. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement in the form approved by the Committee. Subject to the terms of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms and at any time and from time to time, as shall be determined by the Committee. Award Agreements evidencing Restricted Stock Unit Awards need not be identical, but shall include (through incorporation of provisions hereof, by reference in the Award Agreements, or otherwise) the terms specified below and be subject to the provisions of the Plan applicable to Restricted Stock Unit Awards.

6.2	VESTING.

Each Restricted Stock Unit shall be subject to such vesting conditions, restrictions and contingencies as the Committee shall determine and set forth in the Award Agreement evidencing the RSU. Vesting may be conditioned on the continued performance of Services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof.

6.3	SETTLEMENT OF AWARD.

As soon as practicable following the date each Restricted Stock Unit vests, the Corporation shall deliver to the Participant the Share underlying such Restricted Stock Unit, subject to such conditions, restrictions and contingencies as the Committee may establish.

ARTICLE 7

PERFORMANCE-BASED COMPENSATION

7.1	AWARDS OF PERFORMANCE-BASED COMPENSATION.

At its discretion, the Committee may make Awards to Participants intended to comply with the exemption for Performance-Based Exception set forth in Code §162(m). In such event, the number of Shares becoming exercisable or transferable or amounts payable with respect to grants of Options, Stock Appreciation Rights, and/or awards of Restricted Stock, Unrestricted Stock or Restricted Stock Units may be determined based on the attainment of written performance goals based on the performance measures set forth in Section 7.2 and which have been approved by the Committee for a specified performance period. The performance goals shall state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the goal is attained. The performance goals must be established by the Committee in writing no more than ninety (90) days after the commencement of the performance period or, if less, the number of days that is equal to 25% of the relevant performance period. The outcome of the performance goal must be substantially uncertain at the time the Committee establishes the performance goal. Performance goals will be based on the attainment of one or more objectives based on performance measures. To the degree consistent with Code §162(m), the performance goals may be calculated without regard to extraordinary items.

7.2	PERFORMANCE MEASURES.

Performance measures may include the following: (i) earnings before all or any taxes (“EBT”); (ii) earnings before all or any of interest expense, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent (“EBITDAR”); (iv) earnings before all or any of interest expense and taxes (“EBIT”); (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on stockholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xvix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total stockholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; (xxxv) levels of expense, receivables, cost or liability by category, operating unit or any other delineation, or any other measures approved by the Committee. Performance Measures may relate to the Corporation and/or one or more of its affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the extent consistent with the requirements of Code §162(m), the performance measures may be calculated without regard to extraordinary items.

7.3	STOCKHOLDER APPROVAL.

For Awards to constitute performance-based compensation under Code §162(m), the material terms of performance measures on which the performance goals are to be based must be disclosed to and subsequently approved by the Corporation’s stockholders prior to payment of the compensation. Stockholder approval of the Plan is necessary for the Awards to meet the Code §162(m) exemption.

7.4	CODE SECTION 162(M) COMMITTEE AND CERTIFICATION.

Awards intended to qualify for exemption as performance-based compensation shall be granted by a committee of “outside directors” as defined in Code §162(m). Pursuant to the provisions of Section 1.3(d)) hereof, the Committee may establish a Code §162(m) subcommittee, if necessary, to make such grants. Any payment of compensation with respect to an Award that is intended to be performance-based compensation will be, to the extent that such requirement applies under Code §162(m), subject to the written certification of the Committee that the performance measures were satisfied prior to the payment of the performance-based compensation. This written certification may include the approved minutes of the Committee meeting in which the certification is made.

ARTICLE 8

RULES APPLICABLE TO ALL AWARDS

8.1	TERMINATION OF SERVICE.

Unless otherwise determined by the Committee and included in the Participant’s Award Agreement, in the event that a Participant’s Service with the Corporation and all Related Corporations is terminated for any reason, all Awards held by the Participant which are unexercised or have not yet vested as of such date shall expire, terminate, and become unexercisable as of such termination date, provided, however, that if the Participant’s Service terminates for reasons other than Cause, all outstanding vested Options and SARs held by the Participant as of his or her termination date shall continue to be exercisable until the earlier of the expiration of their term or the date that is three months after such termination date.

8.2	ACCELERATION OF VESTING.

The Committee shall have complete discretion, subject to the terms of the Plan, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to accelerate the vesting of or lapse of restrictions on any Award.

8.3	EXTENSION OF EXERCISE PERIOD.

The Committee shall have complete discretion, subject to the terms of the Plan, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to extend the period of time for which the Option or SAR is to remain exercisable following the Participant’s termination of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the Option or SAR term, and/or to permit the Option or SAR to be exercised, during the applicable post-termination exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Participant’s termination of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service. Such an extension may result in recharacterization of an ISO as a Non-Statutory Stock Option.

8.4	TRANSFERABILITY.

All rights with respect to an Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as designated by the Participant by will or by the laws of descent and distribution; provided, however, that the Committee shall have the discretion to provide that an Award other than an ISO may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to a trust established exclusively for one or more members of the Participant’s immediate family. The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Any assignment shall not affect the Participant’s obligations to satisfy applicable tax withholding as described herein. The Participant may also designate in writing one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards, and those Awards shall, except to the extent that any lifetime transfer as provided herein, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. In the absence of any such designation, benefits under an Award remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. A beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable Award Agreement, including (without limitation) the limited time period during which any Award may be exercised following the Participant’s death.

8.5	STOCKHOLDER RIGHTS.

Except as otherwise provided by the Committee in the Award Agreement, the Participant (or his or her beneficiaries) holding an Award shall have no stockholder rights with respect to the Shares subject to the Award until he or she has received and become a holder of record of the Shares underlying the Award or, in the case of Restricted Stock, all restrictions have lapsed.

8.6	TAX WITHHOLDING.

(a)	Conditions on Delivery of Stock. The Corporation’s obligation to deliver Shares under the Plan shall, to the extent required by Federal, state, local or foreign law, be subject to the satisfaction of all applicable Federal, state, local and foreign income and employment tax withholding requirements (or, in the case of Restricted Stock, the making of arrangements satisfactory to the Corporation regarding such payment). Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy such withholding requirements.

(b)	Tender of Shares. The Committee may, in its discretion, provide any or all Participants granted Non-Statutory Stock Options, SARs, Restricted Stock, Unrestricted Stock, or RSUs settled in Stock under the Plan with the right to use Shares in satisfaction of all or part of the applicable withholding taxes to which such Participants may become subject in connection with the exercise of their Options or SARs, the vesting of their Restricted Stock, or the settlement of their Restricted Stock Units or other Awards in Stock. Such right may be provided to any such Participant in either or both of the following formats:

(i)	The election to have the Corporation withhold, from the Shares otherwise issuable upon the exercise of the NSO or SAR, the vesting of the Restricted Stock, or the settlement of Restricted Stock Units or other Awards in Stock, a portion of those Shares with an aggregate Fair Market Value equal to the percentage of the applicable withholding taxes (not to exceed the minimum required by law) designated by the Participant.

(ii)	The election to deliver to the Corporation, at the time the NSO or SAR is exercised, the Restricted Stock vests, or the Restricted Stock Units or other Awards are settled in Stock, one or more Shares previously acquired by such Participant (other than in connection with the Option or SAR exercise, Restricted Stock vesting or Restricted Stock Units or other Awards in Stock settlement triggering the withholding taxes) with an aggregate Fair Market Value equal to the percentage of the withholding taxes (not to exceed the minimum required by law) designated by the Participant.

ARTICLE 9

DEFINITIONS

The following definitions shall be in effect under the Plan:

9.1 Award Agreement shall mean a written document setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan, and is a condition to the grant of an Award hereunder.

9.2 Awards shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, Restricted Stock, Unrestricted Stock and Restricted Stock Units.

9.3 Board shall mean the Corporation’s Board of Directors.

9.4 Cause shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any act or omission by such person constituting a breach or default under any written or oral agreement between such person and the Corporation (or any Related Corporation), any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Related Corporation), or any other intentional act by such person adversely affecting the business or affairs of the Corporation (or any Related Corporation) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Related Corporation) may consider as grounds for the dismissal or discharge of any Participant or other person in the Service of the Corporation (or any Related Corporation).

9.5 Change of Control shall mean the first of the following events to occur:

(a)	The acquisition by any one person or more than one person acting as a group (within the meaning of Treasury Regulation §1.409A-3(i)(5)(v)(B)), other than the Corporation, any Related Corporation, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Related Corporation, (a “Person”) of any of stock of the Corporation that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation. For purposes of this Paragraph (a), the following acquisitions shall not constitute a Change of Control: (i) the acquisition of additional stock by a Person who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation, (ii) any acquisition in which the Corporation does not remain outstanding thereafter and (iii) any acquisition pursuant to a transaction which complies with Paragraph (c) below. An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Paragraph;

(b)	The replacement of individuals who, as of the date hereof, constitute a majority of the Board, during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election, provided that, if the Corporation is not the relevant corporation for which no other corporation is a majority stockholder for purposes of Treasury Regulation §1.409A-3(i)(5)(iv)(A)(2), this Paragraph (b) shall be applied instead with respect to the members of the board of the directors of such relevant corporation for which no other corporation is a majority stockholder;

(c)	The acquisition by any one person or more than one person acting as a group (within the meaning of Treasury Regulation §1.409A-3(i)(5)(vi)(D)), other than the Corporation, a Related Corporation or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Related Corporation, during the 12-month period ending on the date of the most recent acquisition by such by such person or persons, of ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation. For purposes of this Paragraph (c), the following acquisitions shall not constitute a Change of Control: (i) the acquisition of additional control by a person or more than one person acting as a group who are considered to effectively control the Corporation within the meaning of Treasury Regulation §1.409A-3(i)(5)(vi) and (ii) any acquisition pursuant to a transaction which complies with Paragraph (a); or

(d)	The acquisition by any individual person or more than one person acting as a group (within the meaning of Treasury Regulation §1.409A-3(i)(5)(vii)(C)), other than a transfer to a related person within the meaning of Treasury Regulation §1.409A-3(i)(5)(vii)(B), during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s). For purposes of this Paragraph (d), “gross fair market value” means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The above definition of “Change of Control” shall be interpreted by the Board, in good faith, to apply in a similar manner to transactions involving partnerships and partnership interests, and to comply with Code §409A and official guidance issued thereunder from time to time.

9.6 Code shall mean the Internal Revenue Code of 1986, as amended.

9.7 Committee shall mean the particular entity, whether the Committee or the Board, which is authorized to administer the Plan, to the extent such entity is carrying out its administrative functions under the Plan.

9.8 Corporation shall mean Future FinTech Group Inc., a Florida corporation, and any corporate successor to all or substantially all of the assets or voting stock of Future FinTech Group Inc. which shall by appropriate action adopt the Plan.

9.9 Disability shall mean, unless otherwise provided in the Award Agreement or in an employment, change of control or similar agreement in effect between the Participant and the Corporation or Related Corporation, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Corporation or a Related Corporation.

9.10 Effective Date shall mean the date the Plan is adopted by the Board.

9.11 Eligible Persons shall mean persons eligible to participate in the Plan, as described in Section 1.4.

9.12 Employee shall mean an employee of the Corporation (or any Related Corporation).

9.13 Exercise Price shall mean the per Share exercise price of an Option as determined under Article 2 of the Plan.

9.14 Fair Market Value per Share on the relevant date shall mean, if the Shares are duly listed on a national securities exchange or on The Nasdaq Stock Market, the closing price of the Stock on the relevant date, or, if there are no sales on such date, on the next preceding day on which there were sales, or if the Shares are not so listed, the fair market value of the Shares for the relevant date, as determined by the Committee in good faith and in compliance with Code §409A.

9.15 Incentive Stock Option or ISO shall mean an Option that is intended to qualify as, and that satisfies the requires applicable to, an “incentive stock option” described in Code § 422(b).

9.16 Non-Statutory Stock Option or NSO shall mean an Option that is not intended to be, or does not qualify as, an Incentive Stock Option.

9.17 Option shall mean a right to acquire Stock of the Corporation pursuant to a Non-Statutory Stock Option or Incentive Stock Option granted under Article 2 of the Plan.

9.18 Participant shall mean any Eligible Person who receives an Award under the Plan, and includes those former Eligible Persons who have certain post-termination rights under the terms of an Award granted under the Plan.

9.19 Performance-Based Exception means the exception for performance-based compensation from the tax deductibility limitations of Code §162(m).

9.20 Period of Restriction shall mean the period(s) during which the transfer of an Award or the Shares subject to an Award is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion) or the Shares are subject to a substantial risk of forfeiture, pursuant to the terms of this Plan or the applicable Award Agreement.

9.21 Plan shall mean the Future FinTech Group Inc. 2019 Omnibus Equity Plan, as set forth in this document.

9.22 Related Corporation shall mean any affiliate of the Corporation; provided, however, that with respect to any ISO and for purposes of the definition of 10% Stockholder, “Related Corporation” shall mean any Corporation during any period in which it is a “parent corporation” (as that term is defined in Code §424(e)) with respect to the Corporation or a “subsidiary corporation” (as that term is defined in Code §424(f)) with respect to the Corporation.

9.23 Restricted Stock shall mean a grant of Shares granted under Article 4 of the Plan that is subject to such conditions, restrictions and contingencies as the Committee determines and sets forth in the applicable Award Agreement.

9.24 Restricted Stock Unit or RSUs shall mean a right to receive Shares upon satisfaction of certain vesting requirements pursuant to Article 6 of the Plan.

9.25 Service shall mean the performance of services for the Corporation (or any Related Corporation) by a person in the capacity of an Employee, a non-Employee member of the board of directors, or a consultant or independent advisor, except to the extent otherwise specifically provided in the Award Agreement.

9.26 Shares or Stock shall mean Shares of common stock of the Corporation, par value $0.001 per share.

9.27 Stock Appreciation Rights or SARs shall mean a right to receive the appreciation in the Fair Market Value of Shares, as granted under Article 3 of the Plan.

9.28 10% Stockholder shall mean the owner of stock (as determined under Code §424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Related Corporation).

ARTICLE 10

MISCELLANEOUS

10.1	EFFECTIVE DATE AND TERM OF PLAN.

(a)	Effective Date. The Plan shall become effective immediately upon its adoption by the Board, subject to approval by the stockholders of the Corporation at the first Special Meeting of stockholders held following the adoption by the Board, or any special meeting of the stockholders duly called. Options may be granted under the Option Grant Program at any time on or after the Effective Date. However, until the stockholders approve the Plan, no Options or SARs granted under the Plan may be exercised, no Restricted or Unrestricted Stock shall be issued under the Plan and no Award may be settled in Stock under the Plan. If stockholder approval is not obtained within twelve (12) months after the Effective Date, then all Awards shall be null and void.

(b)	Termination Date. The Plan shall terminate upon the earliest to occur of (i) the tenth (10th) anniversary of the Plan’s effective date, or (ii) the date on which all Shares available for issuance under the Plan shall have been issued as fully-vested Shares. Should the Plan terminate on the tenth (10th) anniversary of the Effective Date, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the applicable Award Agreements.

10.2	AMENDMENT OF PLAN.

(a)	Amendment and Termination By the Board. Subject to Paragraph (b) below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination. The Committee may amend any Award Agreement that it previously has authorized under the Plan and the applicable Participant; provided, however, that no Award Agreement may be amended to reprice or constructively reprice any Award.

(b)	Restrictions on Amendment and Termination. Notwithstanding the provisions of Paragraph (a) above, the following restrictions shall apply to the Board’s authority under Paragraph (a) above:

(i)	Prohibition Against Adverse Effects on Outstanding Awards. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Participants who have outstanding Awards without the consent of such Participants;

(ii)	Stockholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the stockholders of the Company if (i) such modification or amendment would cause the applicable portions of the Plan to fail to qualify as an ISO plan pursuant to Code §422, (ii) such modification or amendment would materially increase the benefits accruing to participants under the Plan, (iii) such modification or amendment would materially increase the number of securities which may be issued under the Plan, or (iv) such modification or amendment would materially modify the requirements as to eligibility for participation in the Plan, or (v) such modification or amendment would modify the material terms of the Plan within the meaning of Treasury Regulation §1.162-27(e)(4). Clauses (ii), (iii) and (iv) of the preceding sentence shall be interpreted in accordance with the provisions of paragraph (b)(2) of Rule 16b-3 of the 1934 Act. Stockholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law; provided, however, that for modifications described in clauses (ii), (iii) and (iv) above, such stockholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act as required by paragraph (b)(2) of Rule 16b-3 of the 1934 Act.

10.3	CONTINUING SECURITIES LAW COMPLIANCE; LEGENDS.

The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, and to such approvals by any governmental agencies or national securities exchanges as may be required. If at any time on or after the Effective Date, the Committee, in its discretion, shall determine that the requirements of any applicable federal or state securities laws should fail to be met, no Shares issuable under Awards and no Options or SARs shall be exercisable until the Committee has determined that these requirements have again been met. The Committee may suspend the right to exercise an Options or SAR at any time when it determines that allowing the exercise and issuance of Shares would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or SAR are extended during a period of suspension. With respect to “Insiders,” transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Each Award Agreement and each certificate representing securities granted pursuant to the Plan (including securities issuable pursuant to the terms of derivative securities) may bear such restrictive legend(s) as the Corporation deems necessary or advisable under applicable law, including Federal and state securities laws. If any Award is made to a Participant who is subject to the Corporation’s policy regarding trading of its Stock by its officers and directors and Shares are scheduled to be delivered under the Plan to the Participant on a day (the “original distribution date”) that does not occur during a “window period” applicable to the Participant, as determined by the Corporation in accordance with such policy, then the Corporation can choose not to deliver such Shares on such original distribution date and instead to deliver such Shares on the first day of the next “window period” applicable to the Participant pursuant to such policy, but in no event later than the March 15 following the close of the calendar year in which such Shares were no longer subject to a substantial risk of forfeiture (within the meaning of Code §409A).

10.4	LIQUIDATION OF THE CORPORATION.

In the event of the complete liquidation or dissolution of the Corporation, any outstanding Awards granted under this Plan shall be deemed automatically canceled without any action on the part of the Corporation and without regard to or limitation by any other provision of the Plan.

10.5	NO EMPLOYMENT/SERVICE RIGHTS.

Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Related Corporation employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without Cause.

10.6	RULES OF CONSTRUCTION.

For all purposes of this Plan, except as otherwise expressly provided:

(a)	all accounting terms not otherwise defined herein have the meanings ascribed thereto under U.S. generally accepted accounting principles;

(b)	all references in this Plan to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Plan except to the extent identified as references to sections or subsections of the Code;

(c)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision;

(d)	whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation”;

(e)	whenever this Plan refers to a number of days, such number shall refer to calendar days unless business days are expressly specified;

(f)	a reference to any legislation or to any provision of any legislation shall include such legislation, as amended through the date hereof, and all subsequent amendments or modification thereto or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto; and

(g)	except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.7	UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing set forth herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or a payment in lieu of or with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

10.8	AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES.

The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides.

10.9	SEVERABILITY.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.10	GOVERNING LAW.

To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.